As filed with the Securities and Exchange Commission on December 21, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Petróleo Brasileiro S.A.—Petrobras	Petrobras Global Finance B.V.
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Brazilian Petroleum Corporation—Petrobras	Not Applicable
(Translation of Registrant’s name into English)	(Translation of Registrant’s name into English)

The Federative Republic of Brazil	The Netherlands
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

Not Applicable	Not Applicable
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Avenida República do Chile, 65 20031-912 – Rio de Janeiro – RJ, Brazil +55 (21) 3224-4477	Weena 762, 9th floor, Room A 3014 DA Rotterdam The Netherlands +31 (0) 10 206-7000
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Petrobras America Inc.

10350 Richmond Ave., Suite 1400

Houston, Texas 77042

(713) 808-2000

(Name, address and telephone number of agent for service)

Copy to:

Francesca L. Odell, Esq.

Manuel Silva, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:     ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:     ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:     ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company: ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act          ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit	Offering Price	Fee
Debt Securities	See Note (1)
Debt Warrants
Preferred Shares, without par value, which may be represented by American Depositary Shares (2)
Common Shares, without par value, which may be represented by American Depositary Shares (3)
Equity Warrants for Common Shares or Preferred Shares, which may be represented by American Depositary Shares (2)(3)
Mandatory Convertible Securities and Guaranties (4)

(1)	The registrants are registering an indeterminate amount of securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of all of the registration fee relating to the registration of securities hereby. In connection with the securities offered hereby, the registrants will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act, except for U.S.$ 753,714 of fees paid with respect to unsold securities registered on Registration Statement File Nos. 333-229096 and 333-229096-01, filed on March 1, 2019 by the registrants, that may be offset pursuant to Rule 457(p) under the Securities Act.

(2)	ADSs, each representing two preferred shares, issuable upon deposit of the preferred shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6.

(3)	ADSs, each representing two common shares, issuable upon deposit of the preferred shares being registered hereby, have been or will be registered under a separate registration statement on Form F-6.

(4)	No separate consideration will be received for the guaranties or for the debt securities, warrants, preferred shares, common shares and mandatory convertible securities issuable upon the exercise or conversion of, or in exchange for, debt securities, warrants, preferred shares, common shares or mandatory convertible securities.

P R O S P E C T U S

Petróleo Brasileiro S.A. – Petrobras

Debt Securities, Warrants,

Preferred Shares,

Preferred Shares represented by American Depositary Shares,

Common Shares,

Common Shares represented by American Depositary Shares,

Mandatory Convertible Securities and

Guaranties

Petrobras Global Finance B.V.

Debt Securities, accompanied by Guaranties of Petrobras and

Debt Warrants, accompanied by Guaranties of Petrobras

Petróleo Brasileiro S.A. – Petrobras may from time to time offer debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties, and Petrobras Global Finance B.V. may issue debt securities accompanied by guaranties of Petrobras and debt warrants accompanied by guaranties of Petrobras. Additionally, the selling shareholders to be named in the applicable supplements to this prospectus and their respective transferees, distributees, pledgees, donees, assignees or other successors may from time to time offer preferred shares and common shares of Petrobras. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. When we or the selling shareholders offer securities, the specific terms of the securities, including the offering price, and the specific manner in which they may be offered, will be described in supplements to this prospectus.

Investing in our securities involves risks. See the “Risk Factors” section set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and, if any, in the relevant prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

December 21, 2021

EX-4.3:	PETROBRAS INDENTURE
EX-4.4:	PGF INDENTURE
EX-5.1:	OPINION OF MRS. TAÍSA OLIVEIRA MACIEL
EX-5.2:	OPINION OF NAUTADUTILH N.V.
EX-5.3:	OPINION OF CLEARY GOTTLIEB STEEN & HAMILTON LLP
EX-15.1:	LETTER OF KPMG AUDITORES INDEPENDENTES
EX-23.1:	CONSENT OF KPMG AUDITORES INDEPENDENTES
EX-23.5:	CONSENT OF DEGOLYER AND MACNAUGHTON
EX-25.1:	FORM T-1 STATEMENT OF ELIGIBILITY FOR PETROBRAS AND PGF

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Petrobras” mean Petróleo Brasileiro S.A. and its consolidated subsidiaries taken as a whole and references to “PGF” mean Petrobras Global Finance B.V. Terms such as “we”, “us” and “our” generally refer to Petróleo Brasileiro S.A. and Petrobras Global Finance B.V., unless the context requires otherwise.

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the SEC) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process.

Under this shelf process, Petrobras may sell any combination of debt securities, warrants, preferred shares, common shares and securities mandatorily convertible into its preferred or common shares, PGF may sell debt securities accompanied by guaranties of Petrobras and debt warrants accompanied by guaranties of Petrobras in one or more offerings, and any selling shareholder may sell preferred shares and common shares of Petrobras. Any preferred shares or common shares of Petrobras, in one or more offerings, may be offered in the form of American depositary shares (which we refer to as “ADSs”) evidenced by American depositary receipts (which we refer to as “ADRs”).

This prospectus only provides a general description of the securities that we or any selling shareholder may offer. Each time we or any selling shareholder offer securities, we will prepare a prospectus supplement containing specific information about the particular offering, including, as applicable, the identity of the selling shareholders, and the terms of those securities. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are not based on historical facts and are not assurances of future results. The forward-looking statements contained in this prospectus, which address our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “potential” and similar expressions.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.

We have made forward-looking statements that address, among other things:

•	our marketing and expansion strategy;

•	our exploration and production activities, including drilling;

•	our activities related to refining, import, export, transportation of oil, natural gas and oil products, petrochemicals, power generation, biofuels and other sources of renewable energy;

•	our projected and targeted capital expenditures, commitments and revenues;

•	our liquidity and sources of funding;

•	our pricing strategy and development of additional revenue sources; and

•	the impact, including cost, of acquisitions and divestments.

Our forward-looking statements are not guarantees of future performance and are subject to assumptions that may prove incorrect and to risks and uncertainties that are difficult to predict. Our actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of assumptions and factors. These factors include, but are not limited to, the following:

•	our ability to obtain financing;

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	global economic conditions;

•	our ability to find, acquire or gain access to additional reserves and to develop our current reserves successfully;

•	uncertainties inherent in making estimates of our oil and gas reserves, including recently discovered oil and gas reserves;

•	competition;

•	technical difficulties in the operation of our equipment and the provision of our services;

•	changes in, or failure to comply with, laws or regulations, including with respect to fraudulent activity, corruption and bribery;

•	receipt of governmental approvals and licenses;

•	international and Brazilian political, economic and social developments, including the role of the Brazilian government, as our controlling shareholder, in our business;

•	natural disasters, accidents, military operations, acts of sabotage, wars or embargoes;

•	global health crises, such as the Covid-19 pandemic;

•	the cost and availability of adequate insurance coverage;

•	our ability to successfully implement asset sales under our portfolio management program;

•	our ability to successfully implement our Strategic Plan, whether that Strategic Plan remains in place, and the direction of any subsequent strategic plans;

•	the outcome of ongoing corruption investigations and any new facts or information that may arise in relation to the Lava Jato investigation;

•	the effectiveness of our risk management policies and procedures, including operational risk;

•	potential changes to the composition of our board of directors and our management team; and

•	litigation, such as class actions or enforcement or other proceedings brought by governmental and regulatory agencies.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” as set forth in our most recent annual report on Form 20-F, which is incorporated by reference herein, and in any prospectus supplement.

All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

PETROBRAS

Petrobras is one of the world’s largest integrated oil and gas companies, engaging in a broad range of oil and gas activities. Petrobras is a sociedade de economia mista, organized and existing under the laws of Brazil. For the years ended December 31, 2020 and 2019, Petrobras had sales revenues of U.S.$53,683 million and U.S.$76,589 million, respectively, gross profit of U.S.$24,488 million and U.S.$30,857 million, respectively, and net income attributable to shareholders of Petrobras of U.S.$1,141 million and U.S.$10,151 million, respectively.

In 2020, Petrobras’s average domestic daily oil and Natural Gas Liquids “NGL” production was 2,266 million bbl/d. Petrobras engages in a broad range of activities, which cover the following segments of its operations:

•	Exploration and Production: this segment covers the activities of exploration, development and production of crude oil, NGL and natural gas in Brazil and abroad, for the primary purpose of supplying Petrobras’s domestic refineries. Petrobras’s exploration and production segment also operates through partnerships with other companies, including holding interests in non-Brazilian companies in this segment;

•	Refining, Transportation and Marketing: this segment covers the activities of refining, logistics, transport, marketing and trading of crude oil and oil products in Brazil and abroad, exports of ethanol, petrochemical operations, such as extraction and processing of shale, as well as holding interests in petrochemical companies in Brazil; and

•	Gas and Power: this segment covers the activities of logistics and trading of natural gas and electricity, transportation and trading of liquefied natural gas (“LNG”), generation of electricity by means of thermoelectric power plants, as well as holding interests in transportation and distribution companies of natural gas in Brazil and abroad. It also includes natural gas processing and fertilizer operations.

Additionally, Petrobras’s activities that are not attributed to the business segments are classified as “Corporate and Other Businesses”, including those related to corporate financial management, corporate overhead and other expenses, provision for the class action settlement, and actuarial expenses related to the pension and medical benefits for retired employees and their dependents. It also comprises biofuels and distribution businesses. The biofuels business covers the activities of production of biodiesel and its co-products and ethanol. The distribution business includes the distribution of oil products abroad (in Argentina, Bolivia, Colombia and Uruguay). For further information regarding Petrobras’s business segments, see Notes 13 and 33 to Petrobras’s audited consolidated financial statements included in the Petrobras Annual Report on Form 20-F for the year ended December 31, 2020 (the “2020 Form 20-F”) incorporated by reference herein.

Petrobras’s principal executive office is located at Avenida República do Chile, 65, 20031-912 – Rio de Janeiro RJ, Brazil, its telephone number is +(55-21) 3224-4477, and our website is www.petrobras.com.br. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus.

PGF

PGF is a wholly-owned finance subsidiary of Petrobras, incorporated under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) on August 2, 2012. PGF is an indirect subsidiary of Petrobras, and all of PGF’s shares are held by Petrobras’s Dutch subsidiary Petrobras International Braspetro B.V. PGF’s business is to finance companies within the Petrobras group, for example by issuing debt securities in the international capital markets to finance Petrobras’s operations. PGF does not currently have any operations, revenues or assets other than those related to the issuance, administration and repayment of its debt securities. All debt securities issued by PGF are fully and unconditionally guaranteed by Petrobras. PGF was incorporated for an indefinite period of time.

Petrobras uses PGF as its main vehicle to issue securities in the international capital markets. PGF’s first offering of notes fully and unconditionally guaranteed by Petrobras occurred in September 2012. In December 2014, PGF assumed the obligations of Petrobras’s former finance subsidiary Petrobras International Finance Company S.A. (“PifCo”) under all then outstanding notes originally issued by PifCo, which continue to benefit from Petrobras’s full and unconditional guarantee.

PGF’s registered office is located at Weena 762, 9th floor, room A, 3014 DA Rotterdam, the Netherlands, and our telephone number is +31 (0) 10 206-7000.

USE OF PROCEEDS

Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of any securities for general corporate purposes.

Petrobras will not receive any proceeds from the sale of its preferred shares or common shares by any selling shareholder.

THE SECURITIES

Petrobras may from time to time offer under this prospectus, separately or together:

•	senior or subordinated debt securities, including debt securities that may be convertible into Petrobras’s common shares or preferred shares, which may be in the form of ADSs and evidenced by ADRs;

•	securities that are mandatorily convertible into preferred or common shares (or ADSs representing Petrobras’s preferred or common shares);

•	common shares, which may be represented by ADSs;

•	preferred shares, which may be represented by ADSs;

•	warrants to purchase common shares, which may be represented by ADSs;

•	warrants to purchase preferred shares, which may be represented by ADSs;

•	warrants to purchase debt securities; and

•	guaranties accompanying debt securities, including debt warrants, of PGF.

PGF may from time to time offer under this prospectus:

•	senior or subordinated debt securities, accompanied by full and unconditional guaranties of Petrobras; and

•	warrants to purchase debt securities, accompanied by full and unconditional guaranties of Petrobras.

The selling shareholders to be named in the applicable prospectus supplement may from time to time offer under this prospectus, separately or together:

•	common shares, which may be represented by ADSs; and

•	preferred shares, which may be represented by ADSs.

LEGAL OWNERSHIP

In this prospectus and in any prospectus supplement, when we refer to the “holders” of securities as being entitled to specified rights or payments, we mean only the actual legal holders of the securities. While you will be the holder if you hold a security registered in your name, more often than not the registered holder will actually be either a broker, bank, other financial institution or, in the case of a global security, a depositary. Our obligations, as well as the obligations of the trustee, any warrant agent, any transfer agent, any registrar, any depositary and any third parties employed by us or the other entities listed above, run only to persons who are registered as holders of our securities, except as may be specifically provided for in a contract governing the securities. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

If we choose to issue, or the selling shareholders choose to sell, preferred shares or common shares, they may be evidenced by ADRs and you will hold them indirectly through ADSs. The underlying preferred shares or common shares will be directly held by a depositary. See “Description of Shares and American Depositary Shares.” Your rights and obligations will be determined by reference to the terms of the relevant deposit agreement.

Street Name and Other Indirect Holders

Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold our securities in street name, we will recognize only the bank or broker, or the financial institution that the bank or broker uses to hold the securities, as a holder. These intermediary banks, brokers, other financial institutions and depositaries pass along principal, interest, dividends and other payments, if any, on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. This means that if you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot redeem it yourself by following the procedures described in the prospectus supplement relating to that security. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the applicable prospectus supplement.

If you hold our securities in street name or through other indirect means, you should check with the institution through which you hold your interest in a security to find out, among other things:

•	how it handles payments and notices with respect to the debt securities;

•	whether it imposes fees or charges;

•	how it handles voting, if applicable;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue our debt securities, in whole or in part, in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a security issued in global form must do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The relevant prospectus supplement will indicate whether the securities will be issued only as global securities.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of the debt securities and instead deal only with the depositary that holds the global security.

You should be aware that if our debt securities are issued only in the form of global securities:

•	you cannot have the securities registered in your own name;

•	you cannot receive physical certificates for your interest in the securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, dividends, transfers, exchange and other matters relating to your interest in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We, the trustee, any warrant agent, any transfer agent and any registrar also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, a global security representing our debt securities will terminate and interests in it will be exchanged for physical certificates representing the securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in the securities transferred to your name, so that you will be a direct holder.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security representing our debt securities are:

•	when the depositary notifies us that it is unwilling or unable to continue as depositary for such global security or the depositary ceases to be a clearing agent registered under the Exchange Act, at a time when such depositary is required to be so registered in order to act as depositary, and, in each case, we do not or cannot appoint a successor depositary within 90 days;

•	when we notify the trustee that we wish to terminate the global security; or

•	when an event of default on debt securities has occurred and has not been cured. (Defaults are discussed later under “Description of Debt Securities—Events of Default.”)

The prospectus supplement may also list additional situations for terminating a global security that would apply to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us, the trustee, any warrant agent, any transfer agent or any registrar) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this document, “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection starting on page 9 entitled “Street Name and Other Indirect Holders.”

DESCRIPTION OF DEBT SECURITIES

The following briefly summarizes the material provisions of the debt securities and the Petrobras or PGF indenture that will govern the debt securities, other than pricing and related terms disclosed in the applicable prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement. This summary is subject to, and qualified in its entirety by reference to, the provisions of such indenture, the debt securities and the prospectus supplement relating to each series of debt securities.

Indenture

Any debt securities that we issue will be governed by a document called an indenture. The indenture is a contract entered into between any one of us and a trustee, currently The Bank of New York Mellon. The trustee has two main roles:

•	first, the trustee can enforce your rights against us if we default, although there are some limitations on the extent to which the trustee acts on your behalf that are described under “Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs”; and

•	second, the trustee performs administrative duties for us, such as sending interest payments to you, transferring your debt securities to a new buyer if you sell and sending notices to you.

Each of the Petrobras and PGF indentures and their associated documents contain the full legal text of the matters described in this section. We have agreed that New York law governs the indentures and the debt securities. We have filed a copy of the Petrobras and PGF indentures with the SEC as exhibits to our registration statement. We have consented to the non-exclusive jurisdiction of any court of the State of New York or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, New York, United States and any appellate court from any thereof.

Types of Debt Securities

Together or separately, we may issue as many distinct series of debt securities under our indentures as are authorized by the corporate bodies that are required under applicable law and our corporate organizational documents to authorize the issuance of debt securities. Specific issuances of debt securities will also be governed by a supplemental indenture, an officer’s certificate or a document evidencing the authorization of any such corporate body. This section summarizes material terms of the debt securities that are common to all series and to each of the Petrobras and PGF indentures, unless otherwise indicated in this section and in the prospectus supplement relating to a particular series.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including the definition of various terms used in the indentures. For example, we describe the meanings for only the more important terms that have been given special meanings in the indentures. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of our indentures in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference herein or in such prospectus supplement.

We may issue the debt securities at par, at a premium or as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. We may also issue the debt securities as indexed securities or securities denominated in currencies other than the U.S. dollar, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any such debt securities. We will describe the U.S. federal income tax consequences and any other special considerations applicable to original issue discount, indexed or foreign currency debt securities in the applicable prospectus supplement(s).

In addition, the material financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement(s) relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement(s).

The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series (including any provision for the future offering of additional debt securities of the series beyond any such limit);

•	whether the debt securities will be issued in registered form;

•	whether the debt securities will be accompanied by a guaranty or other credit enhancements, including letters of credit, political risk insurance or other similar instruments;

•	the date or dates on which the debt securities of the series will mature and any other date or dates on which we will pay the principal of the debt securities of the series;

•	the annual rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

•	the date or dates on which any interest on the debt securities of the series will be payable and the regular record date or dates we will use to determine who is entitled to receive interest payments;

•	the place or places where the principal and any premium and interest in respect of the debt securities of the series will be payable;

•	any period or periods during which, and the price or prices at which, we will have the option to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase rights;

•	whether the debt securities will be senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	any obligation we will have to redeem or repurchase the debt securities of the series, including any sinking fund or analogous provision, the period or periods during which, and the price or prices at which, we would be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to our redemption or repurchase obligations;

•	if other than U.S.$1,000 or an even multiple of U.S.$1,000, the denominations in which the series of debt securities will be issuable;

•	if other than U.S. dollars, the currency in which the debt securities of the series will be denominated or in which the principal of or any premium or interest on the debt securities of the series will be payable;

•	if we or you have a right to choose the currency, currency unit or composite currency in which payments on any of the debt securities of the series will be made, the currency, currency unit or composite currency that we or you may elect, the period during which we or you must make the election and the other material terms applicable to the right to make such elections;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series that will be payable upon a declaration of acceleration of the maturity of the debt securities of the series;

•	any index or other special method we will use to determine the amount of principal or any premium or interest on the debt securities of the series;

•	the applicability of the provisions described under “Defeasance and Discharge”;

•	if we issue the debt securities of the series in whole or part in the form of global securities as described under “Legal Ownership—Global Securities”, the name of the depositary with respect to the debt securities of the series, and the circumstances under which the global securities may be registered in the name of a person other than the depositary or its nominee if other than those described under “Legal Ownership—Global Securities”;

•	whether the debt securities will be convertible or exchangeable at your option or at our option into equity securities, and, if so, the terms and conditions of conversion or exchange;

•	any covenants to which we will be subject with respect to the debt securities of the series; and

•	any other special features of the debt securities of the series that are not inconsistent with the provisions of the indentures.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange(s) and, if so, which one(s).

Additional Mechanics

Form, Exchange and Transfer

The debt securities will be issued, unless otherwise indicated in the applicable prospectus supplement, in minimum denominations of U.S.$1,000 and denominations that are even multiples of U.S.$1,000, and in global registered form. (Petrobras Section 3.02; PGF Section 3.02)

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. (Petrobras Section 3.05; PGF Section 3.05)

You may exchange or transfer your registered debt securities at the office of the trustee. The trustee will maintain an office in New York, New York. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also register transfers of the registered debt securities. (Petrobras Section 3.05; PGF Section 3.05)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Petrobras Section 10.02; PGF Section 10.03)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities in order to freeze the list of holders to prepare the mailing during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Petrobras Section 3.05; PGF Section 3.05)

Payment and Paying Agents

If your debt securities are in registered form, we will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about a day in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. (Petrobras Section 3.07; PGF Section 3.07)

We will pay interest, principal, additional amounts and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City (which is currently located at 240 Greenwich Street, 7E, New York, New York 10286, Attention: Global Trust Services – Americas). You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

Holders buying and selling debt securities must work out between themselves how to compensate for the fact that we will pay all the interest for an interest period to, in the case of registered debt securities, the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro-rate interest fairly between the buyer and seller. This pro-rated interest amount is called “accrued interest.”

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may appoint paying agents outside the United States for a specific issuance of securities. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for the debt securities of any series that you hold. (Petrobras Section 10.02; PGF Section 10.03)

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the registrar’s records. (Petrobras Section 1.06; PGF Section 1.06)

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, direct holders may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Petrobras Section 10.03, PGF Section 10.08)

Special Situations

Mergers and Similar Events

Under the indentures, except as described below, we are generally permitted to consolidate, spin off, or merge with another entity. We are also permitted to sell or lease substantially all of our assets to another entity or to buy or lease substantially all of the assets of another entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indentures requiring your approval, as described later under “—Modification and Waiver.” We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

•	a lower credit rating being assigned to the debt securities; or

•	additional amounts becoming payable in respect of withholding tax, and the debt securities thus being subject to redemption at our option, as described later under “—Optional Tax Redemption.”

We have no obligation under the indentures to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, spin off, consolidation or sale or lease of assets that is permitted under the indenture.

Petrobras

Petrobras may merge into or consolidate with or convey, transfer or lease its property to another entity, provided that it may not take any of these actions unless all the following conditions are met:

•	If Petrobras merges out of existence or sell or lease its assets, the other entity must unconditionally assume its obligations on the debt securities, including the obligation to pay the additional amounts described under “Payment of Additional Amounts.” This assumption may be by way of a full and unconditional guaranty in the case of a sale or lease of substantially all of its assets.

•	Petrobras must indemnify you against any tax, assessment or governmental charge or other cost resulting from the transaction. This indemnification obligation only arises if the other entity is organized under the laws of a country other than the United States, a state thereof or Brazil.

•	Petrobras must not be in default on the debt securities immediately prior to such action and such action must not cause a default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under “Default and Related Matters—Events of Default” A default for this purpose would also include any event that would be an event of default if the requirements for notice of default or existence of defaults for a specified period of time were disregarded.

•	The entity to which Petrobras sells or leases such assets guaranties our obligations or the entity into which it merges or consolidates with must execute a supplement to the indenture, known as a supplemental indenture. In the supplemental indenture, the entity must promise to be bound by every obligation in the indenture. Furthermore, in this case, the trustee must receive an opinion of counsel stating that the entity’s guaranties are valid, that certain registration requirements applicable to the guaranties have been fulfilled and that the supplemental indenture complies with the Trust Indenture Act of 1939. The entity that guarantees our obligations must also deliver certain certificates and other documents to the trustee.

•	Petrobras must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction complies with the terms of the indenture and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with.

•	Petrobras must satisfy any other requirements specified in the prospectus supplement. (Petrobras Section 8.01)

PGF

PGF will not, in one or a series of transactions, consolidate or amalgamate with or merge into any corporation or convey, lease, spin off or transfer substantially all of its properties, assets or revenues to any person or entity (other than a direct or indirect subsidiary of Petrobras) or permit any person (other than a direct or indirect subsidiary of PGF) to merge with or into it, unless such consolidation, amalgamation, merger, lease, spin off or transfer of assets does not violate any provision of Dutch financial regulatory laws, and:

•	either PGF is the continuing entity or the person (the “successor company”) formed by the consolidation or into which PGF is merged or that acquired (through a transfer of assets, a spin-off or otherwise) or leased the property or assets of PGF will assume (jointly and severally with PGF unless PGF will have ceased to exist as a result of that merger, consolidation or amalgamation), by a supplemental indenture, all of PGF’s obligations under the indenture and the debt securities of a series;

•	the successor company (jointly and severally with PGF unless PGF will have ceased to exist as part of the merger, consolidation or amalgamation) agrees to indemnify each holder against any tax, assessment or governmental charge thereafter imposed on the holder solely as a consequence of the consolidation, merger, conveyance, spin-off, transfer or lease with respect to the payment of principal of, or interest on, the securities of a series;

•	immediately after giving effect to the transaction, no event of default, and no default has occurred and is continuing;

•	PGF has delivered to the trustee a directors’ certificate and an opinion of counsel, each stating that the transaction and the supplemental indenture relating to the transaction comply with the terms of the indenture, and that all conditions precedent provided for in the indenture and relating to the transaction have been complied with; and

•	PGF has delivered notice of any such transaction to the trustee.

Notwithstanding anything to the contrary in the foregoing, so long as no default or event of default under the indenture or the securities of a series will have occurred and be continuing at the time of the proposed transaction or would result from the transaction:

•	PGF may merge, amalgamate or consolidate with or into, or convey, transfer, spin off, lease or otherwise dispose of all or substantially all of its properties, assets or revenues to a direct or indirect subsidiary of PGF or Petrobras in cases when PGF is the surviving entity in the transaction and the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole, it being understood that if PGF is not the surviving entity, PGF will be required to comply with the requirements set forth in the previous paragraph; or

•	any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, spin off, lease or otherwise dispose of assets to, any person (other than PGF or any of its subsidiaries or affiliates) in cases when the transaction would not have a material adverse effect on PGF and its subsidiaries taken as a whole; or

•	any direct or indirect subsidiary of PGF may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other direct or indirect subsidiary of PGF or Petrobras; or

•	any direct or indirect subsidiary of PGF may liquidate or dissolve if PGF determines in good faith that the liquidation or dissolution is in the best interests of Petrobras, and would not result in a material adverse effect on PGF and its subsidiaries taken as a whole and if the liquidation or dissolution is part of a corporate reorganization of PGF or Petrobras.

It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause for U.S. federal income tax purposes an exchange of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. These are the following types of changes:

•	change the stated maturity of the principal, interest or premium on a debt security;

•	reduce any amounts due on a debt security;

•	change any obligation to pay the additional amounts described under “Payment of Additional Amounts”;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place or currency of payment on a debt security;

•	impair any of the conversion or exchange rights of your debt security;

•	impair your right to sue for payment, conversion or exchange;

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive specified defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Petrobras Section 9.02; PGF Section 9.02)

Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote of approval by the holders of debt securities that together represent a majority of the outstanding principal amount of the particular series affected. Most changes fall into this category, except for changes described below under “Changes Not Requiring Approval.”. For example, this vote would be required for us to obtain a waiver of all or part of any covenants described in an applicable prospectus supplement or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously beginning above under “Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Petrobras Sections 5.13 and 9.02; PGF Section 9.02)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the indenture to the description of the notes and the guarantee contained in this prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the debt securities in any material respect, such as adding covenants, additional events of default or successor trustees. (Petrobras Section 9.01; PGF Section 9.01)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	Debt securities that we, any of our affiliates and any other obligor under the debt securities acquire or hold will not be counted as outstanding when determining voting rights.

•	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement for that security.

•	For debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent as of the date on which such debt securities were originally issued.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance and Discharge.” (Petrobras Section 14.02; PGF Section 14.02)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we or, if it sets the record date, the trustee may specify. We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Petrobras Section 1.04; PGF Section 1.04)

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund; that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, other than as set forth in “Optional Tax Redemption” below, we will not be entitled to redeem your debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to, but excluding, the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed. If less than all of the debt securities are redeemed, the trustee will choose the debt securities to be redeemed by lot, or of any method deemed fair and appropriate to the trustee, pro rata, subject to the current rules and procedures of the applicable depositary. (Petrobras Section 11.03; PGF Section 11.03)

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued and any additional amounts to, but excluding, the repayment date. (Petrobras Section 11.04; PGF Section 11.04)

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. Such notice may at our option be subject to the satisfaction of one or more conditions precedent, and it may be rescinded or the applicable redemption date delayed in the event that any or all such conditions shall not have been satisfied by the applicable redemption date. Any conditions precedent shall be described in such notice. We will give the notice in the manner described above under “Additional Mechanics—Notices.”

If a debt security represented by a global security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

In the event that the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with Rule 14e-1 as then in effect to the extent it is applicable to us and the transaction.

Subject to any restrictions that will be described in the prospectus supplement, we or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

Optional Tax Redemption

Unless otherwise indicated in a prospectus supplement, we may have the option to redeem, in whole but not in part, the debt securities where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described later under “Payment of Additional Amounts.” This applies only in the case of changes, executions or amendments that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated or organized. If succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is incorporated or organized, and the applicable date will be the date the entity became a successor. (Petrobras Section 11.08; PGF Section 11.08)

If the debt securities are redeemed, the redemption price for debt securities (other than original issue discount debt securities) will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days’ notice before redeeming the debt securities.

Conversion

Your debt securities may be convertible into or exchangeable for shares of Petrobras’s capital stock at your option or at our option, which may be represented by ADSs, or other securities if the applicable prospectus supplement so provides. If your debt securities are convertible or exchangeable, the prospectus supplement will include provisions as to whether conversion or exchange is at your option or at our option. The prospectus supplement would also include provisions regarding the adjustment of the number of securities to be received by you upon conversion or exchange.

Payment of Additional Amounts

Except as provided below and under the applicable prospectus supplement, PGF or Petrobras, as applicable, will make all payments of amounts due under the debt securities and the indenture and each other document entered into in connection with the debt securities and the indenture without withholding or deducting any present or future taxes, levies, deductions or other governmental charges of any nature imposed by Brazil, the jurisdiction of PGF’s incorporation (currently the Netherlands) or any jurisdiction in which PGF appoints a paying agent under the indenture, or any political subdivision of such jurisdictions (the “taxing jurisdictions”). If PGF or Petrobras, as applicable, is required by law to withhold or deduct any taxes, levies, deductions or other governmental charges, PGF or Petrobras, as applicable, will make such deduction or withholding, make payment of the amount so withheld to the appropriate governmental authority and pay the holders any additional amounts necessary to ensure that they receive the same amount as they would have received without such withholding or deduction. For the avoidance of doubt, the foregoing obligations shall extend to payments under the guaranty. In the case of payments by Petrobras, in order for a holder to be entitled to receive the additional amount, the holder must not be a resident of Brazil.

All references to principal, premium, if any, and interest in respect of the debt securities will be deemed to refer to any additional amounts which may be payable as set forth in the indenture or in the debt securities.

PGF or Petrobras, as applicable, will not, however, pay any additional amounts in connection with any tax, levy, deduction or other governmental charge that is imposed due to any of the following (“excluded additional amounts”):

•	the holder has a connection with the taxing jurisdiction other than merely holding the debt securities or receiving principal or interest payments on the debt securities (such as citizenship, nationality, residence, domicile, or existence of a business, a permanent establishment, a dependent agent, a place of business or a place of management, present or deemed present within the taxing jurisdiction);

•	any tax imposed on, or measured by, net income;

•	the holder fails to comply with any certification, identification or other reporting requirements concerning its nationality, residence, identity or connection with the taxing jurisdiction, if such compliance is required by applicable law, regulation, administrative practice or treaty as a precondition to exemption from all or a part of the tax, levy, deduction or other governmental charge;

•	the holder fails to present (where presentation is required) its debt securities within 30 calendar days after PGF or Petrobras, as applicable, has made available to the holder a payment under the debt securities and the indenture, provided that PGF or Petrobras, as applicable, will pay additional amounts which a holder would have been entitled to had the debt securities owned by such holder been presented on any day (including the last day) within such 30 calendar day period;

•	any estate, inheritance, gift, value added, Financial Transactions Tax (“FTT”), use or sales taxes or any similar taxes, assessments or other governmental charges;

•	where the holder would have been able to avoid the tax, levy, deduction or other governmental charge by taking reasonable measures available to such holder; or

•	any combination of the above.

PGF or Petrobras, as applicable, shall promptly pay when due any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that are imposed by a taxing jurisdiction from any payment under the debt securities or under any other document or instrument referred to in the indenture or from the execution, delivery, enforcement or registration of the debt securities or any other document or instrument referred to in the indenture. PGF or Petrobras, as applicable, shall indemnify and make whole the holders of the debt securities for any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies payable by PGF or Petrobras as provided in this paragraph paid by such holder. All payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”), and PGF or Petrobras, as applicable, will not be required to pay any additional amounts on account of any such deduction or withholding required.

Restrictive Covenants

Petrobras

The Petrobras indenture does not contain any covenants restricting the ability of Petrobras to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on Petrobras’s property or engage in business other than its present business. Restrictive covenants, if any, with respect to any securities of Petrobras will be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities. (Petrobras Section 10)

PGF

Unless otherwise specified in the applicable prospectus supplement, PGF will be subject to the following covenants with respect to its debt securities:

Payment of Principal and Interest

PGF will duly and punctually pay the principal of and any premium and interest and other amounts (including any additional amounts in the event withholding and other taxes are imposed in Brazil or the jurisdiction of incorporation of PGF) on the debt securities of a series in accordance with such securities and the indenture. (PGF Section 10.01)

Maintenance of Corporate Existence

PGF will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless PGF’s board of directors determines that maintaining such rights and privileges is no longer desirable in the conduct of PGF’s business and is not disadvantageous in any material respect to holders. (PGF Section 10.02)

Maintenance of Office or Agency

So long as debt securities of a series are outstanding, PGF will maintain in the Borough of Manhattan, the City of New York, an office or agency where notices to and demands upon it in respect of the indenture and the debt securities of a series may be served. PGF will not change the designation of the office without prior written notice to the trustee and designating a replacement office in the same general location. If at any time PGF shall fail to maintain any required office or agency or shall fail to furnish the trustee with the address thereof, all presentations, surrenders, notices and demands may be served at the trustee’s corporate trust office and PGF has appointed the trustee as its agent to receive all such presentations, surrenders, notices and demands. (PGF Section 10.03)

Ranking

PGF will ensure that its debt securities will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations (other than obligations preferred by statute or by operation of law). (PGF Section 10.04)

Statement by Managing Directors as to Default

PGF (and each other obligor on the debt securities of any series) will deliver to the trustee, within 90 calendar days after the end of its fiscal year, a directors’ certificate, stating whether or not to the best knowledge of its signers thereof there is an event of default in connection with the performance and observance of any of the terms, provisions and conditions of the indenture or the debt securities of any series and, if there is such an event of default by PGF (or any obligor), specifying all such events of default and their nature and status of which the signers may have knowledge. (PGF Section 10.05)

Provision of Financial Statements and Reports

In the event that PGF files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in the Netherlands, the United States or elsewhere, PGF will furnish, a copy of the statements or reports to the trustee within 15 calendar days of the date of filing or the date the information is published or otherwise made publicly available. As long as the financial statements or reports are publicly available and accessible electronically by the trustee, the filing or electronic publication of such financial statements or reports complies with PGF’s obligation to deliver such statements and reports to the trustee. The trustee does not have an obligation to determine if and when PGF's financial statements or reports are publicly available and accessible electronically.

Along with each such financial statement or report, if any, PGF will provide a directors’ certificate stating (i) that a review of PGF’s activities has been made during the period covered by such financial statements with a view to determining whether PGF has kept, observed, performed and fulfilled its covenants and agreements under this indenture; and (ii) that no event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained in them or determinable from information contained in them, including PGF’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on directors’ certificates). (PGF Section 10.06)

Appointment to Fill a Vacancy in Office of Trustee

PGF, whenever necessary to avoid or fill a vacancy in the office of trustee, will appoint a successor trustee in the manner provided in the indenture so that there will at all times be a trustee with respect to the debt securities of any series. (PGF Section 10.07)

Payments and Paying Agents

PGF will, prior to 3:00 p.m., New York City time, on the business day preceding any payment date of the principal of or interest on the debt securities of any series or other amounts (including additional amounts), deposit with the trustee a sum sufficient to pay such principal, interest or other amounts (including additional amounts) so becoming due.

All payments on the debt securities of any series will be subject in all cases to any applicable tax, fiscal or other laws and regulations in any jurisdictions, but without prejudice to the provisions under “—Payment of Additional Amounts.” For the purposes of the preceding sentence, the phrase “applicable tax, fiscal or other laws and regulations” will include any obligation on us to withhold or deduct from a payment pursuant to FATCA. (PGF Section 10.08)

Negative Pledge

PGF will not create, incur or assume any lien, other than a PGF Permitted Lien, on any of its assets to secure (i) any of its indebtedness for borrowed money or (ii) the indebtedness for borrowed money of any other person, unless PGF contemporaneously creates or permits such lien to secure equally and ratably its obligations under the debt securities of a series or PGF provides such other security for the debt securities of a series as is duly approved by a resolution of the holders of such debt securities in accordance with the indenture. In addition, PGF will not allow any of its material subsidiaries, if any, to create or permit any lien, other than a PGF Permitted Lien, on any of its assets to secure (i) any of its indebtedness for borrowed money; (ii) any of the material subsidiary’s indebtedness for borrowed money or (iii) the indebtedness for borrowed money of any other person, unless PGF contemporaneously creates or permits such lien to secure equally and ratably its obligations under the debt securities of any series to which the covenant applies or PGF or such material subsidiary provides such other security for the debt securities of a series as is duly approved by a resolution of the holders of such debt securities in accordance with the indenture. (PGF Section 10.11)

As used above, the following terms have the meanings set forth below:

“indebtedness” means any obligation (whether present or future, actual or contingent and including any guaranty) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and all leases which, under IFRS, would be a capital lease obligation).

A “guaranty” means an obligation of a person to pay the indebtedness of another person including, without limitation:

•	an obligation to pay or purchase such indebtedness;

•	an obligation to lend money or to purchase or subscribe for shares or other securities or to purchase assets or services in order to provide funds for the payment of such indebtedness;

•	an indemnity against the consequences of a default in the payment of such indebtedness; or

•	any other agreement to be responsible for such indebtedness.

A “lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

A “PGF permitted lien” with respect to any series of debt securities issued means any:

(a)	lien arising by operation of law, such as merchants’, maritime or other similar liens arising in PGF’s ordinary course of business or that of any subsidiary or lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)	lien arising from PGF’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with PGF’s past practice;

(c)	lien arising in the ordinary course of business in connection with indebtedness maturing not more than one year after the date on which that indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)	lien granted upon or with respect to any assets hereafter acquired by PGF or any subsidiary to secure the acquisition costs of those assets or to secure indebtedness incurred solely for the purpose of financing the acquisition of those assets, including any lien existing at the time of the acquisition of those assets, so long as the maximum amount so secured does not exceed the aggregate acquisition costs of all such assets or the aggregate indebtedness incurred solely for the acquisition of those assets, as the case may be;

(e)	lien granted in connection with indebtedness of a wholly-owned subsidiary owing to PGF or another wholly-owned subsidiary;

(f)	lien existing on any asset or on any stock of any subsidiary prior to the acquisition thereof by PGF or any subsidiary, so long as the lien is not created in anticipation of that acquisition;

(g)	lien existing as of the date of the issuance of debt securities of such series;

(h)	lien resulting from the indenture or the guaranty, if any, with respect to the debt securities of such series;

(i)	lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by PGF, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on those securities for a period of up to 24 months as required by any rating agency as a condition to the rating agency rating those securities as investment grade;

(j)	lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any indebtedness secured by liens referred to in paragraphs (a) through (i) above (but not paragraph (c)), so long as the lien does not extend to any other property, the principal amount of the indebtedness secured by the lien is not increased, and in the case of paragraphs (a), (b) and (f), the obligees meet the requirements of the applicable paragraph; and

(k)	lien in respect of indebtedness the principal amount of which in the aggregate, together with all other liens not otherwise qualifying as PGF Permitted Liens pursuant to another part of this definition of PGF permitted liens, does not exceed 20% of PGF’s consolidated total assets (as determined in accordance with IFRS) at any date as at which PGF’s balance sheet is prepared and published in accordance with applicable law.

A “wholly-owned subsidiary” means, with respect to any corporate entity, any person of which 100% of the outstanding capital stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned subsidiaries.

PGF may omit to comply with any term, provision or condition set forth in certain covenants applicable to the debt securities of a series or any term, provision or condition of the indenture, if before the time for the compliance the holders of at least a majority of the principal amount of the outstanding debt securities of a series waive the compliance, but no waiver can operate except to the extent expressly waived, and, until a waiver becomes effective, PGF’s obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect. (PGF Section 10.09)

Additional restrictive covenants with respect to securities of PGF may be contained in the applicable supplemental indenture and described in the applicable prospectus supplement with respect to those securities.

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will only be applicable to your series of debt securities if we choose to apply them to that series, in which case we will state that in the prospectus supplement. (Petrobras Section 14.01; PGF Section 14.01)

Full Defeasance

If the applicable prospectus supplement states that full defeasance will apply to a particular series of debt securities, we will be legally released from any payment and other obligations on such debt securities, except for various obligations described below (called “full defeasance”), provided that we, in addition to other actions, put in place the following arrangements for you to be repaid:

•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of such series a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a firm of nationally recognized independent public accountants, will generate enough cash without reinvestment to make interest, principal and any other payments, including additional amounts, on such debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel, based upon a ruling by the U.S. Internal Revenue Service or upon a change in applicable U.S. federal income tax law, confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on such debt securities any differently than if we did not make the deposit and just repaid such debt securities ourselves.

If we ever did accomplish full defeasance as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies;

•	to hold money for payment in trust; and

•	to indemnify the trustee according to the terms of the indenture.

Covenant Defeasance

If the applicable prospectus supplement states that covenant defeasance will apply to a particular series of debt securities, we can make the same type of deposit described above and be released from all or some of the restrictive covenants (if any) that apply to such debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	We must irrevocably deposit in trust for your benefit and the benefit of all other direct holders of such debt securities a combination of money and non-callable U.S. government or U.S. government agency debt securities or bonds that, in the opinion of a nationally recognized firm of independent accountants, will generate enough cash without reinvestment to make interest, principal and any other payments, including additional amounts, on such debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion of our counsel confirming that under then current U.S. federal income tax law we may make the above deposit without causing you to be taxed on such debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of the indenture as it applies to the debt securities of a series and/or such debt securities would no longer apply:

•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	The events of default relating to breach of those covenants being defeased and acceleration of the maturity of other debt, described later under “Default and Related Matters—Events of Default”

If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if any event of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Petrobras Sections 14.03 and 14.04; PGF Section 14.04)

Default and Related Matters

Ranking

The applicable prospectus supplement will indicate whether the debt securities are subordinated to any of our other debt obligations and whether they will be secured by any of our assets. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness. If they are not secured, the securities will effectively be subordinate to our secured indebtedness.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

The term event of default means any of the following:

•	We do not pay the principal on a debt security of a series within seven calendar days of its due date and, in the case of PGF, the trustee has not received such amounts from Petrobras under a guaranty by the end of that seven-day period.

•	We do not pay interest or other amounts, including any additional amounts, on a debt security of a series within 30 calendar days of its due date and, in the case of PGF, the trustee has not received such amounts from Petrobras under a guaranty by the end of that 30-day period.

•	We remain in breach of any covenant or any other term in respect of a debt security of a series issued under the indenture, or in a supplemental indenture, or, if applicable, under a guaranty for 60 calendar days after we receive a notice of default stating that we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

•	In the case of any convertible security of Petrobras, it remains in default in the conversion of any security of such series for 30 days after it receives a notice of default stating that it is in default. The notice must be sent by either the trustee or the holders of 25% of the principal amount of debt securities of the affected series.

•	The maturity of any indebtedness of PGF, Petrobras or a material subsidiary in a total aggregate principal amount of U.S.$200,000,000 (or its equivalent in another currency) or more is accelerated in accordance with the terms of that indebtedness, it being understood that prepayment or redemption by us or a material subsidiary of any indebtedness is not acceleration for this purpose.

•	In the case of Petrobras, if it is adjudicated or found bankrupt or insolvent or it is ordered by a court or pass a resolution to dissolve.

•	PGF, Petrobras or any material subsidiary stops paying or is generally unable to pay its debts as they become due, except in the case of a winding-up, dissolution or liquidation for the purpose of and followed by a consolidation, spin-off, merger, conveyance or transfer duly approved by the debt security holders of a series.

•	if proceedings are initiated against PGF, Petrobras or any material subsidiary it under any applicable liquidation, insolvency, composition, reorganization, winding up or any other similar laws, or under any other law for the relief of, or relating to, debtors, and such proceeding is not dismissed or stayed within 90 calendar days.

•	An administrative or other receiver, manager or administrator, or any such or other similar official is appointed in relation to, or a distress, execution, attachment, sequestration or other process is levied or put in force against, the whole or a substantial part of our undertakings or assets of PGF, Petrobras or any material subsidiary and is not discharged or removed within 90 calendar days.

•	PGF, Petrobras or any material subsidiary voluntarily commence proceedings under any applicable liquidation, insolvency, composition, reorganization or any other similar laws, or PGF, Petrobras or any material subsidiary enters into any composition or other similar arrangement with its creditors under applicable Brazilian law (such as a recuperação judicial or extrajudicial, which is a type of liquidation agreement).

•	PGF, Petrobras or any material subsidiary files an application for the appointment of an administrative or other receiver, manager or administrator, or any such or other similar official, in relation to PGF, Petrobras or any material subsidiary, or PGF, Petrobras or any material subsidiary takes legal action for a readjustment or deferment of any part of our indebtedness.

•	An effective resolution is passed, or any authorized action is taken by any court of competent jurisdiction, directing PGF’s, Petrobras’s or any material subsidiary’s winding-up, dissolution or liquidation, except for the purpose of and followed by a consolidation, merger, conveyance or transfer duly approved by the debt security holders of a series.

•	In the case of PGF, if any event occurs that under the laws of any relevant jurisdiction has substantially the same effect as the events referred to in the six immediately preceding paragraphs.

•	The debt securities of a series, the relevant indenture or, in the case of PGF, the related Petrobras guaranty, cease to be in full force and effect or binding and enforceable against PGF or Petrobras, or it becomes unlawful for PGF or Petrobras to perform any material obligation under any of the foregoing documents to which it is a party.

•	PGF or Petrobras contests the enforceability of the debt securities of a series, the relevant indenture or the related guaranty, or denies that it has liability under any of the foregoing documents to which it is a party.

•	In the case of PGF, if Petrobras fails to retain at least 51% direct or indirect ownership of the outstanding voting and economic interests (equity or otherwise) of and in PGF.

•	Any other event of default described in the applicable prospectus supplement occurs. (Petrobras Section 5.01; PGF Section 5.01)

For these purposes, “indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guaranty) for payment on or repayment of money that has been borrowed or raised (including money raised by acceptances and all leases which, under IFRS, would constitute a capital lease obligation).

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture, although the default and acceleration of one series of debt securities may trigger a default and acceleration of another series of debt securities.

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, or an equivalent proceeding under the applicable law, the principal amount of all the debt securities of that series will be automatically accelerated without any action by the trustee, any holder or any other person. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series. (Petrobras Section 5.02; PGF Section 5.02)

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee satisfactory security or indemnity from expenses and liability. (Petrobras Section 6.03; PGF Section 6.03) If satisfactory indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These same holders may also direct the trustee in performing any other action under the indenture. (Petrobras Section 5.12; PGF Section 5.12) Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer satisfactory indemnity or security to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity or security.

•	The holders of a majority in principal amount of all outstanding debt securities of the relevant series must not have given the trustee a direction during the sixty-day period that is inconsistent with the above notice. (Petrobras Section 5.07; PGF Section 5.07)

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date and if your debt security is convertible or exchangeable into another security to bring a lawsuit for the enforcement of your right to convert or exchange your debt security or to receive securities upon conversion or exchange. (Petrobras Section 5.08; PGF Section 5.08)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee within 90 days after the end of our fiscal year every year a written statement of certain of our officers that will either certify that, to the best of their knowledge, we are in compliance with the indenture and the debt securities or specify any default. (Petrobras Section 10.05; PGF Section 10.05)

Regarding the Trustee

We and some of our subsidiaries maintain banking relations with the trustee in the ordinary course of our business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specified period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF MANDATORY CONVERTIBLE SECURITIES

Petrobras may issue mandatorily convertible securities under which holders receive a specified number of its common shares or preferred shares at a future date or dates. The price per mandatory convertible security and the number of common shares or preferred shares, as the case may be, that holders receive at maturity may be fixed at the time mandatory convertible securities are issued or may be determined by reference to a specific formula set forth in the mandatory convertible security. The mandatory convertible securities also may require Petrobras to make periodic payments to the holders of the mandatory convertible securities, and such payments may be secured.

The applicable prospectus supplement will describe the material terms of the mandatory convertible securities. Reference will be made in the applicable prospectus supplement to the mandatory convertible securities, and, if applicable, collateral, depositary or custodial arrangements, relating to the mandatory convertible securities. Material U.S. and Brazilian federal income tax considerations applicable to the holders of the mandatory convertible securities will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt securities and Petrobras may issue warrants to purchase preferred shares (which may be in the form of ADSs) or common shares (which may be in the form of ADSs). Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us and a bank or trust company, as warrant agent, all as will be set forth in the applicable prospectus supplement.

Debt Warrants

The following briefly summarizes the material terms that will generally be included in a debt warrant agreement. However, we may include different terms in the debt warrant agreement for any particular series of debt warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any debt warrants that are offered by us and the related debt warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the debt warrants being offered.

General

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into by us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of debt warrants, a form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Debt Warrants to Be Described In the Prospectus Supplement

The particular terms of each issue of debt warrants, the debt warrant agreement relating to such debt warrants and such debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the debt warrants is payable;

•	the title, aggregate principal amount and terms of the debt securities that can be purchased upon exercise of the debt warrants;

•	the title, aggregate principal amount and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	if applicable, whether and when the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that can be purchased upon exercise of each debt warrant and the exercise price;

•	the date on or after which the debt warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants will be issued in registered form, and, if registered, where they may be transferred and registered;

•	the maximum or minimum number of debt warrants that you may exercise at any time; and

•	any other terms of the debt warrants.

You may exchange your debt warrant certificates for new debt warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of debt securities. If your debt warrant certificates are in registered form, you may present them for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Except as otherwise indicated in a prospectus supplement, before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal or any premium or interest on the debt securities that can be purchased upon such exercise, or to enforce any of the covenants in the indenture relating to the debt securities that may be purchased upon such exercise.

Exercise of Debt Warrants

Unless otherwise provided in the applicable prospectus supplement, each debt warrant will entitle the holder to purchase a principal amount of debt securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the applicable prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the prospectus supplement applicable to the particular debt warrants. Upon delivery of payment of the exercise price and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities that can be purchased upon such exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining unexercised debt warrants. Holders of debt warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying debt securities in connection with the exercise of the debt warrants.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how to exercise their debt warrants.

Modification and Waiver

There are three types of changes we can make to the debt warrant agreement and the debt warrants of any series.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt warrants or the debt warrant agreement under which they were issued without your specific approval. These are the following types of changes:

•	any increase in the exercise price;

•	any impairment of your ability to exercise the warrant;

•	any decrease in the principal amount of debt securities that can be purchased upon exercise of any debt warrant;

•	any reduction of the period of time during which the debt warrants may be exercised;

•	any other change that materially and adversely affects the exercise rights of a holder of debt warrant certificates or the debt securities that can be purchased upon such exercise; and

•	any reduction in the number of outstanding unexercised debt warrants whose consent is required for any modification or amendment described under “Changes Requiring a Majority Vote.”

Changes Requiring a Majority Vote. The second type of change to the debt warrant agreement or debt warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised debt warrants of that series. This category includes all changes other than those listed above under “Changes Requiring Your Approval” or changes that would not adversely affect holders of debt warrants or debt securities in any material respect.

Changes Not Requiring Approval. The third type of change to the debt warrant agreement or debt warrants of any series does not require any vote or consent by the holders of debt warrant certificates. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the debt warrant agreement to the description of the debt warrants contained in this prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the debt warrant certificates in any material respect.

Street name and other indirect holders of debt warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your debt warrants or the debt warrant agreement under which they were issued or request a waiver.

Merger, Consolidation, Sale or Other Dispositions

Unless otherwise indicated in a prospectus supplement, under the debt warrant agreement for each series of debt warrants, we may consolidate with, spin off or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation or firm to the extent permitted by the indenture for the debt securities that can be purchased upon exercise of such debt warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the debt warrant agreements and debt warrants. If we sell or lease substantially all of our assets, one way the other firm or company can become legally responsible for our obligations is by way of a full and unconditional guaranty of our obligations. If the other company becomes legally responsible by a means other than a guaranty, we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

The debt warrant agent will act solely as our agent in connection with the issuance and exercise of debt warrants and will not assume any obligation or relationship of agency or trust for or with any holder of a debt warrant certificate or any owner of a beneficial interest in debt warrants. The holders of debt warrant certificates, without the consent of the debt warrant agent, the trustee, the holder of any debt securities issued upon exercise of debt warrants or the holder of any other debt warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise debt warrants evidenced by their debt warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of debt warrants and the related debt warrant agreement will be governed by the laws of the State of New York.

Additional Terms of the PGF Debt Warrants

Debt securities to be issued by PGF under the debt warrants and the PGF debt warrant agreement will be guaranteed by Petrobras. See “Description of the Guaranties.”

Equity Warrants

The following briefly summarizes the material terms that will generally be included in an equity warrant agreement. However, we may include different terms in the equity warrant agreement for any particular series of equity warrants and such other terms and all pricing and related terms will be disclosed in the applicable prospectus supplement. You should read the particular terms of any equity warrants that are offered by us and the related equity warrant agreement which will be described in more detail in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the equity warrants being offered.

General

Petrobras may issue warrants for the purchase of its equity securities (i.e., our common shares and preferred shares, which may be in the form of ADSs). As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement. Equity warrants may be issued separately or together with equity securities.

Petrobras may issue equity warrants in connection with preemptive rights of its shareholders in connection with any capital increase, and in those circumstances we may choose to issue equity warrants in uncertificated form to the extent permitted by Brazilian law. In addition, if any equity warrants are offered in connection with preemptive rights, Petrobras may exclude holders resident in the United States from that offering to the extent permitted by Brazilian law. Equity warrants (other than equity warrants issued in connection with preemptive rights) are to be issued under equity warrant agreements to be entered into by Petrobras and one or more banks or trust companies, as equity warrant agent, all as will be set forth in the applicable prospectus supplement. At or around the time of an offering of equity warrants, a form of equity warrant agreement, including a form of equity warrant certificate representing the equity warrants, reflecting the alternative provisions that may be included in the equity warrant agreements to be entered into with respect to particular offerings of equity warrants, will be filed by amendment as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Equity Warrants to Be Described in the Prospectus Supplement

The particular terms of each issue of equity warrants, the equity warrant agreement (if any) relating to such equity warrants and the equity warrant certificates (if any) representing such equity warrants will be described in the applicable prospectus supplement. This description will include:

•	the initial offering price;

•	the currency, currency unit or composite currency in which the exercise price for the equity warrants is payable;

•	the designation and terms of the equity securities (i.e., preferred shares or common shares) that can be purchased upon exercise of the equity warrants;

•	the total number of preferred shares or common shares that can be purchased upon exercise of each equity warrant and the exercise price;

•	the date or dates on or after which the equity warrants may be exercised and any date or dates on which this right will expire in whole or in part;

•	the designation and terms of any related preferred shares or common shares with which the equity warrants are issued and the number of the equity warrants issued with each preferred share or common share;

•	if applicable, whether and when the equity warrants and the related preferred shares or common shares will be separately transferable;

•	whether the equity warrants will be in registered form;

•	if applicable, a discussion of material U.S. federal and Brazilian income tax, accounting or other considerations applicable to the equity warrants; and

•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

You may exchange your equity warrant certificates for new equity warrant certificates of different denominations but they must be exercisable for the same aggregate principal amount of equity securities. If your equity warrant certificates are in registered form, you may present them for registration of transfer and exercise them at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement. Unless otherwise indicated in a prospectus supplement, before the exercise of equity warrants, holders of equity warrants will not be entitled to receive dividends or exercise voting rights with respect to the equity securities that can be purchased upon such exercise, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as a shareholder.

Unless the applicable prospectus supplement states otherwise, the exercise price payable and the number of common shares or preferred shares that can be purchased upon the exercise of each equity warrant (other than equity warrants issued in connection with preemptive rights) will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preferred shares or a stock split, reverse stock split, combination, subdivision or reclassification of common shares or preferred shares. Instead of adjusting the number of common shares or preferred shares that can be purchased upon exercise of each equity warrant, we may elect to adjust the number of equity warrants. No adjustments in the number of shares that can be purchased upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% of those shares. We may, at our option, reduce the exercise price at any time. We will not issue fractional shares or ADSs upon exercise of equity warrants, but we will pay the cash value of any fractional shares otherwise issuable.

Notwithstanding the previous paragraph, if there is a consolidation, merger or sale or conveyance of substantially all of our property, the holder of each outstanding equity warrant will have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of common shares or preferred shares into which that equity warrant was exercisable immediately prior to the consolidation, merger, sale or conveyance.

Exercise of Equity Warrants

Unless otherwise provided in the applicable prospectus supplement, each equity warrant will entitle the holder to purchase a number of equity securities for cash at an exercise price in each case that will be set forth in, or to be determined as set forth in, the prospectus supplement. Equity warrants may be exercised at any time up to the close of business on the expiration date specified in the applicable prospectus supplement. After the close of business on the expiration date or any later date to which we extend the expiration date, unexercised equity warrants will become void. Equity warrants for the purchase of preferred shares or common shares may be issued in the form of ADSs.

Equity warrants may be exercised as set forth in the prospectus supplement applicable to the particular equity warrants. Upon delivery of payment of the exercise price, delivery of the equity warrant certificate (if any) properly completed and duly executed at the corporate trust office of the equity warrant agent or any other office indicated in the applicable prospectus supplement and satisfaction of any other applicable requirements specified in the applicable prospectus supplement, we will, as soon as practicable, forward the equity securities that can be purchased upon such exercise of the equity warrants to the person entitled to them. If fewer than all of the equity warrants represented by the equity warrant certificate are exercised, a new equity warrant certificate will be issued for the remaining equity warrants. Holders of equity warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying equity securities in connection with the exercise of the equity warrants.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how to exercise their equity warrants.

Modification and Waiver

There are three types of changes we can make to the equity warrant agreement and the equity warrants of any series.

Changes Requiring Your Approval. First, there are changes that cannot be made to your equity warrants or the equity warrant agreement under which they were issued without your specific approval. These are the following types of changes:

•	any increase in the exercise price;

•	any impairment of your ability to exercise the warrant;

•	any decrease in the total number of preferred shares or common shares that can be purchased upon exercise of any equity warrant;

•	any reduction of the period of time during which the equity warrants may be exercised;

•	any other change that materially and adversely affects the exercise rights of a holder of equity warrant certificates or the equity securities that can be purchased upon such exercise; and

•	any reduction in the number of outstanding unexercised equity warrants whose consent is required for any modification or amendment described under “—Changes Requiring a Majority Vote.”

Changes Requiring a Majority Vote. The second type of change to the equity warrant agreement or equity warrants of any series is the kind that requires a vote of approval by the holders of not less than a majority in number of the then outstanding unexercised equity warrants of that series. This category includes all changes other than those listed above under “—Changes Requiring Your Approval” or changes that would not adversely affect holders of equity warrants in any material respect.

Changes Not Requiring Approval. The third type of change to the equity warrant agreement or equity warrants of any series does not require any vote or consent by the holders of equity warrant certificates. This type is limited to curing any ambiguity, defect or inconsistency, making changes to conform the provisions contained in the equity warrant agreement to the description of the equity warrants contained in this prospectus or an applicable prospectus supplement and making changes that do not adversely affect the rights of holders of the equity warrant certificates in any material respect.

Street name and other indirect holders of equity warrants should consult their bank or brokers for information on how approval may be granted or denied if we seek to change your equity warrants or the equity warrant agreement under which they were issued or request a waiver.

Merger, Consolidation, Sale or Other Dispositions

Unless otherwise indicated in a prospectus supplement, under the equity warrant agreement for each series of equity warrants, we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, or spin off, any other corporation or firm to the extent permitted by the terms of the equity securities that can be purchased upon exercise of such equity warrants. If we consolidate with or merge into, or sell, lease or otherwise dispose of all or substantially all of our assets to, another corporation or firm, that corporation or firm must become legally responsible for our obligations under the equity warrant agreements and equity warrants and we will be relieved from all such obligations.

Enforceability of Rights; Governing Law

The equity warrant agent will act solely as our agent in connection with the issuance and exercise of equity warrants and will not assume any obligation or relationship of agency or trust for or with any holder of an equity warrant certificate or any owner of a beneficial interest in equity warrants. The holders of equity warrant certificates, without the consent of the equity warrant agent, the holder of any equity securities issued upon exercise of equity warrants or the holder of any other equity warrant certificates, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, or otherwise in respect of, their rights to exercise equity warrants evidenced by their equity warrant certificates. Except as may otherwise be provided in the applicable prospectus supplement, each issue of equity warrants and the related equity warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF THE GUARANTIES

The following description of the terms and provisions of the guaranties summarizes the general terms that will apply to each guaranty that Petrobras will deliver in connection with an issuance of debt securities or debt warrants by PGF. When PGF sells a series of its debt securities or debt warrants, Petrobras will execute and deliver a full and unconditional guaranty of that series of debt securities or debt warrants for the benefit of the holders of that series of debt securities or debt warrants. You should read the more detailed provisions of the applicable guaranty, including the defined terms, for provisions that may be important to you. This summary is subject to, and qualified in its entirety by reference to, the provisions of such guaranty.

Pursuant to any guaranty, Petrobras will agree, from time to time upon the receipt of notice from the trustee that PGF has failed to make the required payments under a series of debt securities and the PGF indenture or under the debt warrants and the PGF debt warrant agreement, to indemnify you for unpaid claims against PGF, whether those claims are in respect of principal, interest or any other amounts. The amount to be paid by Petrobras under the guaranty will be an amount equal to the amount of those claims plus interest and any applicable premium and additional amounts thereon from the date PGF was otherwise obligated to make its payments under the PGF indenture to the date Petrobras actually makes payment under the guaranty. Petrobras will be obligated to make these payments by the expiration of any applicable grace periods under the PGF indenture and the applicable terms of the debt securities or debt warrants. Petrobras may have the right to defer its obligation under the guaranty to make payments under certain circumstances described in the applicable prospectus supplement.

Only one guaranty will be issued by Petrobras in connection with the issuance of a series of debt securities or debt warrants by PGF. Unless the applicable prospectus supplement states otherwise, The Bank of New York Mellon will act as guaranty trustee under each guaranty.

A guaranty may include certain covenants and other provisions relating to Petrobras. The description of the applicable guaranty in the prospectus supplement will summarize the material provisions thereof and reference will be made to the guaranty.

DESCRIPTION OF SHARES AND AMERICAN DEPOSITARY SHARES

Shares

For a description of Petrobras’s preferred shares and common shares see “Shareholders’ Rights” and “Corporate Governance” in the 2020 Form 20-F incorporated herein by reference.

American Depositary Shares

Petrobras has listed on the New York Stock Exchange American Depositary Shares, also referred to as ADSs, representing Petrobras’s preferred shares and ADSs representing Petrobras’s common shares. The terms of the preferred shares ADSs and the common share ADSs are substantially identical, except for the class of underlying shares they represent. JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary, registers and delivers the ADSs pursuant to the deposit agreement with respect to preferred shares ADS and the deposit agreement with respect to common shares ADS, in each case among Petrobras, JPMorgan, as depositary, and holders from time to time of preferred shares ADSs and common shares ADSs, respectively (as amended from time to time, the “deposit agreements”). Each ADS represents an ownership interest in two shares that are deposited with the principal São Paulo office of Banco Bradesco S.A., as custodian for the depositary. In the future, each ADS may also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless certificated ADRs are specifically requested by you, all ADSs will be issued on the books of the depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In this description, references to ADRs will include the statements you will receive which reflect your ownership of ADSs.The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, New York 10179.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you are an ADR holder and hold your ADSs directly. If you have a beneficial ownership interest in ADSs but hold the ADSs through your broker or financial institution nominee, you are a beneficial owner of ADSs and must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are. If you are a beneficial owner, you will only be able to exercise any right or receive any benefit under the deposit agreements solely through the ADR holder which holds the ADRs evidencing the ADSs owned by you, and the arrangements between you and such ADR holder may affect your ability to exercise any rights you may have. For all purposes under the deposit agreements, an ADR holder is deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name. The depositary’s only notification obligations under the deposit agreements shall be to the ADR holders, and notice to an ADR holder shall be deemed, for all purposes of the deposit agreements, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.

As an ADR holder, Petrobras will not treat you as a shareholder of Petrobras and you will not have any shareholder rights. Brazilian law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreements. The obligations of Petrobras, the depositary and its agents are also set out in the deposit agreements. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The following is a summary of what we believe to be the material terms of the deposit agreements. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreements and the form of ADRs which contain the complete terms of the ADSs. Copies of the deposit agreements are on file with the SEC and incorporated by reference in this prospectus. See “Where You Can Find More Information.”

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

Petrobras may make various types of distributions with respect to its shares. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreements. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of shares under the deposit agreements. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying shares that your ADSs represent. See “Fees and Expenses” for a further description of any fees, charges and expenses that may be owing, including, without limitation, those related to the foreign exchange process.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto. Any fees, taxes and/or charges owing in connection with a share distribution will be collected from and/or owing by registered holders of ADSs.

•	Rights. In the case of a distribution of rights to subscribe for additional shares or other rights, if Petrobras timely provides evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if Petrobras does not timely furnish such evidence, the depositary may.

(i) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

(ii) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing, in which case ADR holders will receive nothing and the rights may lapse. Petrobras has no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

•	Elective Distributions in Cash or Shares. In the case of a dividend payable at the election of shareholders in cash or in additional shares, Petrobras will notify the depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if (i) Petrobras shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreements including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders or beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of shares.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may, after consultation with Petrobras (to the extent reasonably practicable) choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items. If at any time the depositary shall determine that in its reasonable judgment any foreign currency received by it is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is not sought or, if sought, denied, the depositary may, subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency (without liability for interest thereon) for the respective accounts of, the ADR holders entitled to receive the same; provided, however, that if requested in writing by an ADR holder entitled thereto, the depositary may, in its reasonable discretion, distribute the foreign currency, as promptly as practicable. If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the ADR holders entitled thereto, the depositary shall make such conversion and distribution in U.S. dollars to the extent permissible to the ADR holders entitled thereto and may either so distribute or hold such balance (without liability for interest thereon) for the respective accounts of, the ADR holders entitled thereto for whom such conversion and distribution is not reasonably practicable; provided, however, that if requested in writing by an ADR holder entitled thereto and permitted by applicable law, the depositary may, in its discretion, distribute the foreign currency, as promptly as practicable. To the extent the depositary holds foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held hereunder.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the depositary shall be solely responsible for.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan, as depositary for the benefit of ADR holders or in such other name as the depositary shall direct.

The custodian will hold all deposited shares for the account and to the order of the depositary for the benefit of ADR holders, to the extent not prohibited by law. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreements. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

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Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreements continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreements, in the forms of ADRs and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreements be, the record holders only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreements, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and an ADR holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with the reasons set forth in General Instruction I.A.(1) of Form F-6 under the Securities Act:

•	temporary delays caused by closing Petrobras’s transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreements.

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Record Dates

The depositary may, after consultation with Petrobras if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights,

•	to pay the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act or be obligated in respect of other matters,

all subject to the provisions of the deposit agreements.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receiving notice from Petrobras of any meeting at which the holders of shares are entitled to vote, or of Petrobras’s solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreements and distribute to the ADR holders a notice stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of Brazilian law, rule or regulation and Petrobras’s constituent documents, be entitled to instruct the depositary to exercise the voting rights, if any, pertaining to the shares underlying such ADR holder’s ADSs and (iii) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by us. Each ADR holder is solely responsible for the forwarding of such notices to the beneficial owners of ADSs registered in such ADR holder’s name. Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the shares represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing Petrobras’s shares.

Without limiting any of the foregoing, to the extent the depositary does not receive voting instructions with respect to any one or more ADSs, the depositary shall take such actions as are necessary, upon Petrobras’s written request and subject to applicable law and the terms of the shares, to cause the amount of shares represented by such ADSs to be counted for the purpose of satisfying applicable quorum requirements, provided, however that the depositary shall not represent or present for quorum purposes any deposited securities represented by ADSs for which voting instructions were not received unless and until the depositary has been provided with an opinion of Petrobras’s internal or external counsel, in form and substance reasonably satisfactory to the depositary. ADR holders and beneficial owners of ADSs are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion. Notwithstanding anything contained in the deposit agreements or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules and/or requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of deposited securities, distribute to the ADR holders a notice that provides such ADR holders with, or otherwise publicizes to such ADR holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

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There is no guarantee that ADR holders and beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge and collect from each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by Petrobras or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 or less for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the ADR holders and beneficial owners of ADSs, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Petrobras or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to U.S.$0.05 per ADS held upon which any cash distribution made pursuant to the deposit agreements or in the case of an elective cash/stock dividend, upon which a cash distribution or an issuance of additional ADSs is made as a result of such elective dividend;

•	an aggregate fee of up to U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against ADR holders as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the holding of foreign currency, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the U.S.$0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	SWIFT, cable, telex, electronic and facsimile transmission and delivery charges incurred at your request or at the request of other parties in connection with the deposit or delivery of shares, ADRs or deposited securities;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

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•	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreements.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For Brazilian reais, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on Petrobras, the depositary, ADR holders or beneficial owners of ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity. Notwithstanding the foregoing, to the extent Petrobras provides U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from Petrobras.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the depositary on ADR.com. Petrobras, and by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs, will each be acknowledging and agreeing that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the deposit agreements.

Petrobras will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between Petrobras and the depositary.

The fees and charges you may be required to pay may vary over time and may be changed by Petrobras and by the depositary. ADR holders will receive prior notice of the increase in any such fees and charges. The right of the depositary to charge and receive payment of fees, charges and expenses as provided above shall survive the termination of the deposit agreements.

The depositary may make available to Petrobras a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as Petrobras and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from ADS holders depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to ADS holders by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing ADS holders. The depositary will generally set off the amounts owing from distributions made to ADR holders. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, such tax or other governmental charge shall be paid by the applicable ADR holder to the depositary and by holding or having held an ADR or any ADSs, the ADR holder and all beneficial owners of such ADSs, and all prior registered holders of such ADRs and prior beneficial owners of such ADSs, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or governmental charge. Each ADR holder and beneficial owner of ADSs, and each prior ADR holder and beneficial owner of ADSs, by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the depositary shall have the right to seek payment of any taxes or governmental charges owing with respect to the relevant ADRs from any one or more such current or prior ADR holder or beneficial owner of ADSs, as determined by the depositary in its sole discretion, without any obligation to seek payment from any other current or prior ADR holder or beneficial owner of ADSs. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.

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By holding an ADR or an interest therein, you will be agreeing to indemnify Petrobras, the depositary, its custodian and any of Petrobras’s or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Reclassifications, Recapitalizations and Mergers

If Petrobras takes certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to ADR holders or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of Petrobras’s assets, then the depositary may choose to, and shall if reasonably requested by Petrobras:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreements be amended?

Petrobras may agree with the depositary to amend the deposit agreements and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners of ADSs. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and the beneficial owner of the corresponding ADSs are deemed to agree to such amendment and to be bound by the deposit agreements as so amended. Any amendments or supplements which (i) are reasonably necessary (as agreed by Petrobras and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners of ADSs. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreements or the forms of ADRs to ensure compliance therewith, Petrobras and the depositary may amend or supplement the deposit agreements and the forms of ADRs (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or within any other period of time as required for compliance. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

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How may the deposit agreements be terminated?

The depositary may, and shall at Petrobras’s written direction, terminate the deposit agreements and the ADRs by mailing notice of such termination to the ADR holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreements, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreements within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreements, notice of such termination by the depositary shall not be provided to ADR holders unless a successor depositary shall not be operating under the deposit agreements on the 60th day after Petrobras’s notice of removal was first provided to the depositary. Notwithstanding anything to the contrary herein, the depositary may terminate the deposit agreements without notifying Petrobras, but subject to giving 30 days’ notice to the ADR holders, under the following circumstances: (i) in the event of Petrobras’s bankruptcy or insolvency, (ii) if the shares cease to be listed on an internationally recognized stock exchange, (iii) if Petrobras effects (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iv) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities.

After the date so fixed for termination, the depositary and its agents will perform no further acts under the deposit agreements and the ADRs, except to receive and hold (or sell) distributions on deposited securities and deliver deposited securities being withdrawn. As soon as practicable after the date so fixed for termination, the depositary shall use its reasonable efforts to sell the deposited securities and shall thereafter (as long as it may lawfully do so) hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sales, together with any other cash then held by it under the deposit agreements, without liability for interest, in trust for the pro rata benefit of the ADR holders who have not theretofore surrendered their ADRs. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreements and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, Petrobras shall be discharged from all obligations under the deposit agreements except for its obligations to the depositary and its agents.

Limitations on Obligations and Liability to ADR holders

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, Petrobras or the depositary or its custodian may require:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreements;

•	the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreements and the ADRs, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the deposit agreements.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary.

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The deposit agreements expressly limit the obligations and liability of the depositary, Petrobras and each of Petrobras’s and the depositary’s respective agents, provided, however, that no provision of the deposit agreements is intended to constitute a waiver or limitation of any rights which ADR holders or beneficial owners of ADSs may have under the Securities Act or the Exchange Act , to the extent applicable. The deposit agreements provide that neither Petrobras nor the depositary nor any such agent will be liable to ADR holders or beneficial owners of ADSs if:

•	any present or future law, rule, regulation, order or decree of the United States, the Federative Republic of Brazil or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of Petrobras’s constituent documents, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond Petrobras’s, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreements or the ADRs provide shall be done or performed by Petrobras, the depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreements or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

•	it performs its obligations under the deposit agreements and ADRs without gross negligence or willful misconduct;

•	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any ADR holder, or any other person believed by it to be competent to give such advice or information, or in the case of the depositary only, from Petrobras;

•	it relies upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties; or

•	for the inability of any ADR holder or beneficial owner of ADSs to benefit from, or participate in, any distribution, offering, right or other benefit which is made available to holders of shares but is not made available to ADR holders.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners of ADSs. Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs. The depositary and its agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs, which in the depositary’s opinion may involve the depositary in expense or liability, if indemnity satisfactory to the depositary against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreements, any ADR holder or holders, any ADRs or otherwise related to the deposit agreements or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreements or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreements, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.

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The depositary has no obligation to inform ADR holders or beneficial owners of ADSs about the requirements of any laws, rules or regulations or any changes therein or thereto.

Additionally, none of Petrobras, the depositary or the custodian shall be liable for the failure by any ADR holder or beneficial owner of ADSs to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide ADR holders or beneficial owners of ADSs, or any of them, with any information about Petrobras’s tax status. Neither Petrobras nor the depositary shall incur any liability for any tax or tax consequences that may be incurred by ADR holders or beneficial owners of ADSs on account of their ownership or disposition of the ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is cast, including without limitation any vote cast by a person to whom the depositary is required to grant a discretionary proxy pursuant to the deposit agreements, or for the effect of any such vote. The depositary may rely upon instructions from Petrobras or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by Petrobras or on Petrobras’s behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreements or for the failure or timeliness of any notice from Petrobras. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to ADR holders or beneficial owners of ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, ADR holders and beneficial owners of ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The depositary and its agents may own and deal in any class of securities of Petrobras and its affiliates and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities or Petrobras’s constituent documents may require disclosure of or impose limits on beneficial or other ownership of, or interests in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, ADR holders and beneficial owners of ADSs agree to comply with all such disclosure requirements, including without limitation, requirements of Brazilian law, including the rules and requirements of the Brazilian Central Bank and ownership limitations and to comply with any reasonable instructions from Petrobras and requests in respect thereof, including, without limitation, requests for information as to the identity of any holder of an interest in an ADR and the nature of such interest, whether or not such ADR holder continues to hold such interest at the time of the request. Petrobras reserves the right to instruct ADR holders (and through any such ADR holder, the beneficial owners of ADSs evidenced by the ADRs registered in such ADR holder’s name) to deliver their ADSs for cancellation and withdrawal of the deposited securities so as to permit Petrobras to deal directly with the ADR holder and/or beneficial owner of ADSs as a holder of shares and, by holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs will be agreeing to comply with such instructions.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. ADR holders may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of Petrobras’s business or a matter relating to the deposit agreements. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary, and the depositary may also close the issuance book portion of such register when reasonably requested by Petrobras solely in order to enable it to comply with applicable law.

The depositary will maintain facilities for the delivery and receipt of ADRs.

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Appointment

In the deposit agreements, each ADR holder and each beneficial owner of ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreements will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreements and the applicable ADR or ADRs, and

•	appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreements and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreements and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Each ADR holder and beneficial owner of ADSs is further deemed to acknowledge and agree that (i) nothing in the deposit agreements or any ADR shall give rise to a partnership or joint venture among the parties thereto nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about Petrobras, the ADR holders, the beneficial owners of ADSs and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with Petrobras, ADR holders, beneficial owners of ADSs and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to Petrobras or the ADR holders or beneficial owners of ADSs may have interests, (v) nothing contained in the deposit agreements or any ADR shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, and (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary.

Governing Law and Consent to Jurisdiction

The deposit agreements and the ADRs are governed by and construed in accordance with the internal laws of the State of New York without giving effect to the application of the of law principles thereof. In the deposit agreements, Petrobras has submitted to the jurisdiction of the courts of the State of New York and appointed an agent for service of process.

By holding an ADS or an interest therein, ADR holders and beneficial owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving Petrobras or the depositary, arising out of or based upon the deposit agreements, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in the Borough of Manhattan, New York, New York, and each irrevocably waives any objection which it may have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Notwithstanding the foregoing, the depositary may, in its sole discretion, elect to institute any suit, action or proceeding against Petrobras based on the deposit agreements, the ADSs or the ADRs or the transactions contemplated thereby, in any state or federal court in the Borough of Manhattan, New York, New York, or, in the case of a suit, action or proceeding to enforce a New York based state or federal court ruling, order or judgment, in any competent court in the Federative Republic of Brazil and/or the United States.

Jury Trial Waiver

The deposit agreements provide that, to the fullest extent permitted by applicable law, each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner and/or holder of interests in ADSs) irrevocably waives the right to a jury trial in any suit, action or proceeding against Petrobras or the depositary directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs, the ADRs, the deposit agreements, or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or other theory), including any suit, action or proceeding under the U.S. federal securities laws. If Petrobras or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial of the deposit agreements is not intended to be deemed a waiver by any ADR holder or beneficial owner of ADSs of Petrobras’s or the depositary’s compliance with the Securities Act or the Exchange Act , to the extent applicable.

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FORM OF SECURITIES, CLEARING AND SETTLEMENT

Global Securities

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of U.S. dollar-denominated debt securities.

We will issue the securities in global form. Securities issued in global form will be represented, at least initially, by one or more global debt securities. Upon issuance, global securities will be deposited with the trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s partnership nominee. Ownership of beneficial interests in each global security will be limited to persons who have accounts with DTC, whom we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that, under procedures established by DTC, ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global securities).

Beneficial interests in the global securities may be credited within DTC to Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) on behalf of the owners of such interests.

Investors may hold their interests in the global securities directly through DTC, Euroclear or Clearstream, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Securities

Interests in the global securities will be subject to the operations and procedures of DTC, Euroclear and Clearstream. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic computerized book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as securities brokers and dealers; banks and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC. The rules applicable to DTC and DTC participants are on file with the SEC.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole owner or holder of the securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security:

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•	will not be entitled to have securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical, certificated securities; and

•	will not be considered the registered owners or holders of the securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTC to exercise any rights of a holder of securities under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium, if any, and interest with respect to the securities represented by a global security will be made by the issuer to the trustee and by the trustee (to the extent funded by the issuer) to DTC’s nominee as the registered holder of the global security. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global security will be governed by standing instructions and customary practices and will be the responsibility of those participants or indirect participants and not of DTC, its nominee or us.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global security from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global security to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global securities among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee, registrar, transfer agent or any paying agent have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Securities

Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form unless:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global securities and a successor depositary is not appointed within 90 days;

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•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the securities.

In all cases, certificated securities delivered in exchange for any global security will be registered in the names, and issued in any approved denominations, requested by the depository.

For information concerning paying agents for any securities in certificated form, see “Description of Debt Securities—Additional Mechanics—Payment and Paying Agents.”

Debt Securities Denominated in a Currency other than U.S. Dollars

Unless otherwise specified in the applicable prospectus supplement, the following information relates to the form, clearing and settlement of debt securities denominated in a currency other than the U.S. dollar.

We will issue the debt securities as one or more global securities registered in the name of a common depositary for Clearstream and Euroclear. Investors may hold book-entry interests in the global securities through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in the debt securities and all transfers relating to the debt securities will be reflected in the book-entry records of Clearstream and Euroclear.

The distribution of the debt securities will be carried through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the debt securities will take place through participants in Clearstream and Euroclear and will settle in same-day funds. Owners of book-entry interests in the debt securities will receive payments relating to their debt securities in U.S. dollars or such other currency in which the debt securities are denominated, as applicable. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market.

The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. We have no responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

Except as provided below, owners of beneficial interest in the debt securities will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture governing the debt securities, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a debt security must rely on the procedures of the Clearstream and Euroclear and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of debt securities.

This description of the clearing systems reflects our understanding of the rules and procedures of Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time. We have obtained the information in this section concerning Clearstream and Euroclear and their book-entry systems and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

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Clearstream and Euroclear

Clearstream has advised that: it is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the supervision of the financial sector (Commission de surveillance du secteur financier); it holds securities for its customers and facilitates the clearance and settlement of securities transactions among them, and does so through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of certificates; it provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities; it interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships; its customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries; its U.S. customers are limited to securities brokers and dealers and banks; and indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear has advised that: it is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiére) and the National Bank of Belgium (Banque Nationale de Belgique); it holds securities for its participants and facilitates the clearance and settlement of securities transactions among them; it does so through simultaneous electronic book-entry delivery against payments, thereby eliminating the need for physical movement of certificates; it provides other services to its participants, including credit, custody, lending and borrowing of securities and tri-party collateral management; it interfaces with the domestic markets of several countries; its customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and certain other professional financial intermediaries; indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers; and all securities in Euroclear are held on a fungible basis, which means that specific certificates are not matched to specific securities clearance accounts.

Clearance and Settlement Procedures

We understand that investors that hold their debt securities through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to securities in registered form. Debt securities will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to securities in registered form.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on business days. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Brazil.

In addition, because of time zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States or Brazil. U.S. and Brazilian investors who wish to transfer their interests in the debt securities, or to make or receive a payment or delivery of the debt securities on a particular day may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

Clearstream or Euroclear will credit payments to the cash accounts of participants in Clearstream or Euroclear in accordance with the relevant systemic rules and procedures, to the extent received by its depositary. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the debt securities among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

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Same-Day Settlement and Payment

The underwriters will settle the debt securities in immediately available funds. We will make all payments of principal and interest on the debt securities in immediately available funds. Secondary market trading between participants in Clearstream and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to securities in immediately available funds. See “—Clearstream and Euroclear.”

Certificated Debt Securities

We will issue debt securities to you in certificated registered form only if:

•	Clearstream or Euroclear is no longer willing or able to discharge its responsibilities properly, and neither the trustee nor we have appointed a qualified successor within 90 days; or

•	we, at our option, notify the trustee that we elect to cause the issuance of certificated debt securities; or

•	certain other events provided in the indenture should occur, including the occurrence and continuance of an event of default with respect to the debt securities.

If any of these three events occurs, the trustee will reissue the debt securities in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the indenture.

In the event that we issue certificated securities under the limited circumstances described above, then holders of certificated securities may transfer their debt securities in whole or in part upon the surrender of the certificate to be transferred, together with a completed and executed assignment form endorsed on the definitive debt security, at the offices of the transfer agent in New York City. Copies of this assignment form may be obtained at the offices of the transfer agent in New York City. Each time that we transfer or exchange a new debt security in certificated form for another debt security in certificated form, and after the transfer agent receives a properly completed assignment form, we will make available for delivery the new definitive debt security at the offices of the transfer agent in New York City. Alternatively, at the option of the person requesting the transfer or exchange, we will mail, at that person’s risk, the new definitive debt security to the address of that person that is specified in the assignment form. In addition, if we issue debt securities in certificated form, then we will make payments interest on and any other amounts payable under the debt securities to holders in whose names the debt securities in certificated form are registered at the close of business on the record date for these payments. If the debt securities are issued in certificated form, we will make payments of principal and any redemption payments against the surrender of these certificated debt securities at the offices of the paying agent in New York City.

Unless and until we issue the debt securities in fully-certificated, registered form,

•	you will not be entitled to receive a certificate representing our interest in the debt securities;

•	all references in this prospectus or any prospectus supplement to actions by holders will refer to actions taken by a depositary upon instructions from their direct participants; and

•	all references in this prospectus or in any prospectus supplement to payments and notices to holders will refer to payments and notices to the depositary as the registered holder of the debt securities, for distribution to you in accordance with its policies and procedures.

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SELLING SHAREHOLDERS

Petrobras may register for sale preferred shares and common shares, which may be represented by ADSs covered by this prospectus, for any selling shareholder to be named in a prospectus supplement, by filing a prospectus supplement with the SEC. Petrobras may register these securities to permit selling shareholders to resell their preferred shares and common shares, or ADSs representing any preferred shares or common shares, when they deem appropriate. Except as may be set forth in any prospectus supplement, the selling shareholders will pay all of the expenses in connection with the registration and the sale of the preferred shares and common shares, or ADSs representing any preferred shares or common shares, including selling commissions and certain fees and expenses of counsel and other advisors to the selling shareholders.

Petrobras will not receive any proceeds from the sale of preferred shares or common shares, or ADSs representing any preferred shares or common shares, by the selling shareholders.

Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in the applicable prospectus supplement. To the extent that this prospectus is used by any selling shareholder to offer or sell any preferred shares or common shares, or ADSs representing any preferred shares or common shares, information with respect to the selling shareholders and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act.

Petrobras cannot provide an estimate as to the number of preferred shares or common shares, or ADS representing any preferred shares or common shares, that will be held by any selling shareholder upon consummation of any offering or offerings covered by this prospectus because a selling shareholder may offer some, all or none of such shareholder’s preferred shares or common shares, or ADS representing any preferred shares or common shares, in any such offering or offerings.

Petrobras will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the preferred shares and common shares, or ADSs representing any preferred shares or common shares, to be sold by such selling shareholders.

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PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities.

Each prospectus supplement with respect to a series of securities will set forth the terms of the offering of those securities, including the name or names of any selling shareholder, the name or names of any underwriters or agents, the price of such securities and the net proceeds to us or any selling shareholder from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We and the selling shareholders may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we, the selling shareholders or dealers acting with us or the selling shareholders or on our behalf or on behalf of selling shareholders may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we and the selling shareholders may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We and the selling shareholders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders sell securities to underwriters, we and the selling shareholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or the selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

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If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders, to indemnification by us and the selling shareholders against certain liabilities, including liabilities under the Securities Act.

Unless otherwise indicated in the prospectus supplement for a particular offering of securities, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may or may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

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EXPERTS

With respect to (i) the unaudited consolidated interim financial information of Petrobras as of June 30, 2021 and for the three-month and six-month periods ended June 30, 2021 and 2020, and (ii) the unaudited consolidated interim financial information of Petrobras as of September 30, 2021 and for the three-month and nine-month periods ended September 30, 2021 and 2020, in each case incorporated by reference herein, KPMG Auditores Independentes, independent registered public accounting firm, has reported that they applied limited procedures in accordance with professional standards for a review of such financial information. However, their separate reports included in the Petrobras reports on Form 6-K furnished to the SEC on September 3, 3021 and October 29, 2021 and incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated interim financial information. Accordingly, the degree of reliance on their reports on such financial information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited consolidated interim financial information because those reports are not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

The consolidated financial statements of Petrobras as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated herein by reference to the 2020 Form 20-F, have been so incorporated in reliance upon the reports of KPMG Auditores Independentes, independent registered public accounting firm, incorporated herein by reference to the 2020 Form 20-F, and upon the authority of said firm as experts in auditing and accounting. The audit report refers to a change in the method of accounting for lease arrangements as of January 1, 2019 due to the adoption of IFRS 16 “Leases.”

Certain oil and gas reserve data incorporated by reference herein by reference to the 2020 Form 20-F were reviewed by DeGolyer and MacNaughton as indicated therein, in reliance upon the authority of such firm as expert in estimating proved oil and gas reserves.

VALIDITY OF SECURITIES

NautaDutilh N.V., special Dutch counsel for PGF or any other law firm named in the applicable prospectus supplement, will pass upon the validity of the debt securities and debt warrants that may be issued by PGF as to certain matters of Dutch law.

Petrobras’s general counsel or acting general counsel will pass upon the validity of the debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties that may be issued by Petrobras as to certain matters of Brazilian law.

Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement will pass upon the validity of the debt securities, warrants, mandatory convertible securities and guaranties that may be issued by PGF or Petrobras as to certain matters of New York law.

DIFFICULTIES OF ENFORCING CIVIL LIABILITIES AGAINST NON-U.S. PERSONS

Petrobras

Petrobras is a sociedade de economia mista (mixed-capital company), a public sector company with some private sector ownership, established under the laws of Brazil. All of its executive officers and directors and certain advisors named herein reside in Brazil. In addition, substantially all of its assets and those of its executive officers, directors and certain advisors named herein are located in Brazil. As a result, it may not be possible for investors to effect service of process upon Petrobras or its executive officers, directors and advisors named herein within the United States or other jurisdictions outside Brazil or to enforce against Petrobras or its executive officers, directors and advisers named herein judgments obtained in the United States or other jurisdictions outside Brazil. In addition, it may not be possible for you to enforce a judgment of a United States court for civil liability based upon the United States federal securities laws against any of those persons outside the United States.

Mrs. Taísa Oliveira Maciel, Petrobras’s general counsel, has advised Petrobras that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Petrobras or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça). The foreign judgment will only be confirmed if:

•	it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;

•	it is for the payment of a sum certain of money;

•	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law;

•	it is not subject to appeal;

•	it must be apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalization for Foreign Public Documents or, if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

•	it is authenticated by a Brazilian consular office in the country where it was issued, and is accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

•	it is not contrary to Brazilian national sovereignty, public policy or good morals.

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Petrobras.

Mrs. Taísa Oliveira Maciel has also advised Petrobras that:

•	original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Petrobras, certain of its directors and officers and the advisors named herein;

•	if an investor resides outside Brazil and owns no real property in Brazil, he or she must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except: (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice; or (3) counterclaims as established, according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil);

•	Brazilian law limits an investor’s ability as a judgment creditor of Petrobras to satisfy a judgment against Petrobras by attaching its gas and oil reserves, as Petrobras does not own any of the crude oil and natural gas reserves in Brazil. Under Brazilian law, the Brazilian government owns all crude oil and natural gas reserves in Brazil;

•	The Brazilian law that regulates judicial and extrajudicial reorganization and liquidation of business companies is not applicable to mixed capital companies (Article 2 of the Law nº 11.101/2005), such as Petrobras, and does not provide whether the Federal Government of Brazil is liable for Petrobras’s obligations in the event of bankruptcy; and certain of Petrobras’s exploration and production assets may be subject to reversion to the Brazilian government under Petrobras’s concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution; and

•	Certain of Petrobras’s exploration and production assets may be subject to reversion to the Brazilian government under Petrobras’s concession agreements. Such assets, under certain circumstances, may not be subject to attachment or execution.

PGF

PGF is duly incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. All of the directors of PGF reside outside the United States. PGF has no assets and all or a substantial portion of the assets of PGF’s directors are located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon PGF or such persons or to enforce, in the United States courts, judgment against PGF or such persons or judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States.

PGF has been advised by its special Dutch counsel, NautaDutilh N.V., that a judgment rendered by a federal or state court in New York, or a “New York Court,” cannot be enforced in the Netherlands for the reason that the United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. In order to obtain a judgment that can be enforced in the Netherlands, the dispute will have to be re-litigated before the competent Dutch court. If a person has obtained a final and conclusive judgment for the payment of money rendered by the New York Court which is enforceable in the United States, the person will be required to file its claim with the court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgement rendered by the New York Court. The Dutch court will have discretion to attach such weight to this final judgment as it deems appropriate. The Dutch court can be expected to adjudicate substantial importance to such judgment without full re-examination or full re-litigation of the substantive matters adjudicated thereby (marginale toetsing), to the extent (i) the New York Court accepted jurisdiction in the matter on the basis of an internationally recognized ground to accept jurisdiction, (ii) the proceedings before such court have complied with the principles proper procedure and fair trail (behoorlijke rechtspleging), (iii) such judgment does not conflict with the public policy (openbare orde) of the Netherlands and (iv) such judgment not being incompatible with a judgment given between the same parties by a Dutch court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognizable in the Netherlands.

The enforcement in a Dutch court of judgments rendered by a court in The United States is subject to the Dutch rules of civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in Euro at the applicable rate of exchange. Enforcement of obligations in the Netherlands will be subject to the nature of remedies available in the Dutch courts. The taking of current proceedings in more than one jurisdiction may be disallowed by the Dutch courts, but such courts have the power to stay proceedings if concurrent proceedings are being brought elsewhere.

Subject to the foregoing and service of process in accordance with applicable treaties and rules, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable and, in particular, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the Netherlands. In addition, there can be no assurance that a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the New York Stock Exchange, 11 Wall St, New York, New York 10005.

Preferred shares and common shares of Petrobras, each represented by ADSs, are listed on the New York Stock Exchange under the symbols “PBRA” and “PBR,” respectively. Additional information concerning us and our securities may be available through the New York Stock Exchange.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

Petrobras is incorporating by reference into this prospectus the following documents that it has filed with the SEC:

1.	The Petrobras Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on March 25, 2021.

2.	The Petrobras Report on Form 6-K/A furnished to the SEC on September 3, 2021, containing Petrobras’s unaudited consolidated interim financial statements in U.S. dollars as of June 30, 2021, and for the three-month and six-month periods ended June 30, 2021 and 2020, prepared and presented in accordance with IAS 34 – “Interim Financial Reporting” as issued by the International Accounting Standards Board.

3.	The Petrobras Report on Form 6-K furnished to the SEC on October 29, 2021, containing Petrobras’s unaudited consolidated interim financial statements in U.S. dollars as of September 30, 2021, and for the three-month and nine-month periods ended September 30, 2021 and 2020, prepared and presented in accordance with IAS 34 – “Interim Financial Reporting” as issued by the International Accounting Standards Board.

4.	The Petrobras Report on Form 6-K furnished to the SEC on November 29, 2021, containing a discussion of Petrobras’s financial information and results in U.S. dollars as of September 30, 2021, and for the nine-month periods ended September 30, 2021 and 2020.

5.	The Petrobras Report on Form 6-K furnished to the SEC on December 16, 2021, regarding the internal approval for the proposed sale of Braskem.

6.	The Petrobras Report on Form 6-K furnished to the SEC on December 17, 2021, regarding Petrobras’s U.S.$5 billion revolving credit facility.

7.	Any future filings of Petrobras on Form 20-F made with the SEC after the date of this prospectus, and any future reports of Petrobras on Form 6-K furnished to the SEC after the date of this prospectus that are identified in those forms as being incorporated by reference into this prospectus.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Petrobras’s Investor Relations Department located at Avenida República do Chile, 65 — 18th Floor, 20031-912—Rio de Janeiro, RJ, Brazil, Attn: Investor Relations Department (telephone: +55 (21) 3224-1510; fax: +55 (21) 3224-1401; e-mail: petroinvest@petrobras.com.br).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Article 23, Section 1 of Petrobras’s by-laws requires it to defend its senior management in administrative and legal proceedings and maintain insurance coverage to protect senior management from liability arising from the performance of the senior manager’s functions. Petrobras maintains an insurance policy covering losses and expenses arising from management actions taken by the directors and officers of Petrobras and its subsidiaries, including PGF, in their capacity as such.

Neither PGF’s Articles of Association nor the laws of the Netherlands provide for indemnification of directors or officers.

Item 9. Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement for Debt Securities. †

1.2	Form of Underwriting Agreement for Warrants.†

1.3	Form of Underwriting Agreement for Preferred Shares, Common Shares and Mandatory Convertible Securities.†

4.1	Form of Further Amended and Restated Deposit Agreement, dated as of January 2, 2020, among Petrobras, JPMorgan Chase Bank N.A., as depositary, and registered holders and beneficial owners from time to time of the ADSs representing the common shares of Petrobras, and Form of ADR evidencing ADSs representing the common shares of Petrobras (previously filed as Exhibit 2.8 to the 2020 Form 20-F and incorporated by reference herein).

4.2	Form of Further Amended and Restated Deposit Agreement, dated as of January 2, 2020, among Petrobras, JPMorgan Chase Bank N.A., as depositary, and registered holders and beneficial owners from time to time of the ADSs representing the preferred shares of Petrobras, and Form of ADR evidencing ADSs representing the preferred shares of Petrobras (previously filed as Exhibit 2.9 to the 2020 Form 20-F and incorporated by reference herein).

4.3	Indenture, dated as of August 28, 2018 between Petrobras and The Bank of New York, as trustee (previously filed as Exhibit 4.3 to the Registration Statement of Petrobras and PGF on Form F-3, filed with the Securities and Exchange Commission on August 28, 2018 (File Nos. 333-227087 and 333-227087-01) and incorporated by reference herein).

4.4	Indenture, dated as of August 28, 2018 between PGF and The Bank of New York, as trustee (previously filed as Exhibit 4.4 to the Registration Statement of Petrobras and PGF on Form F-3, filed with the Securities and Exchange Commission on August 28, 2018 (File Nos. 333-227087 and 333-227087-01) and incorporated by reference herein).

4.5	Form of Debt Security (included in Exhibits 4.3 and 4.4 ).

4.6	Form of Mandatory Convertible Security.†

4.7	Form of Debt Warrant Agreement between Petrobras and the Debt Warrant Agent, including a form of Debt Warrant Certificate.†

4.8	Form of Equity Warrant Agreement between Petrobras and the Equity Warrant Agent, including a form of Equity Warrant Certificate.†

4.9	Form of Petrobras Guaranty (included in Exhibit 4.4).

5.1	Opinion of Ms. Taísa Oliveira Maciel, Petrobras’s general counsel, as to matters of Brazilian law relating to the debt securities, warrants, preferred shares, common shares, mandatory convertible securities and guaranties.

5.2	Opinion of NautaDutilh N.V., as to matters of Dutch law relating to the debt securities and debt warrants of PGF.

5.3	Opinion of Cleary Gottlieb Steen & Hamilton LLP, as to matters of New York law relating to the debt securities, warrants, mandatory convertible securities and guaranties.

15.1	Letter of KPMG Auditores Independentes concerning the unaudited consolidated interim financial information of Petrobras.

23.1	Consent of KPMG Auditores Independentes.

23.2	Consent of Ms. Taísa Oliveira Maciel, Petrobras’s general counsel (included in Exhibit 5.1).

23.3	Consent of NautaDutilh N.V. (included in Exhibit 5.2).

23.4	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.3).

23.5	Consent of DeGolyer and MacNaughton.

24.1	Power of Attorney (included in pages II-5 and II-8 of this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon with respect to the Petrobras and the PGF Indentures.

†	To be filed by amendment or incorporated by reference. Petrobras will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

Item 10. Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(6)	That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the registrants undertake that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES OF PETRÓLEO BRASILEIRO S.A.—PETROBRAS

Pursuant to the requirements of the Securities Act, Petróleo Brasileiro S.A. — Petrobras certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, Brazil, on December 21, 2021.

PETRÓLEO BRASILEIRO S.A. — PETROBRAS

By:	/s/ Joaquim Silva e Luna
	Name:	Joaquim Silva e Luna
	Title:	Chief Executive Officer

PETRÓLEO BRASILEIRO S.A. — PETROBRAS

By:	/s/ Rodrigo Araujo Alves
	Name:	Rodrigo Araujo Alves
	Title:	Chief Financial Officer and Chief Investor Relations Officer

Form F-3 approved in Petrobras' Board of Executive Officers Meeting N° 5.848, item 2, schedule 486, held on November 11, 2021, and Board of Directors' meeting N° 1.673, item 5, schedule 132, held on November 24, 2021.

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andre Luis Campos Silva, Daniel Pereira de Albuquerque Ennes, Guilherme Rajime Takahashi Saraiva, Jose Roberto Esposito and Lucas Tavares de Mello his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on December 21, 2021, in respect of Petróleo Brasileiro S.A.—Petrobras.

Signature	Title

/s/ Joaquim Silva e Luna
Joaquim Silva e Luna	Chief Executive Officer and Member of the Board of Directors

/s/ Rodrigo Araujo Alves
Rodrigo Araujo Alves	Chief Financial Officer and Chief Investor Relations Officer

/s/ Edmilson Nascimento das Neves
Edmilson Nascimento das Neves	Chief Accounting and Tax Officer

/s/ Eduardo Bacellar Leal Ferreira
Eduardo Bacellar Leal Ferreira	Chairman of the Board of Directors

/s/ Cynthia Santana Silveira
Cynthia Santana Silveira	Member of the Board of Directors

/s/ Joaquim Silva e Luna
Joaquim Silva e Luna	Member of the Board of Directors

/s/ Marcelo Mesquita de Siqueira Filho
Marcelo Mesquita de Siqueira Filho	Member of the Board of Directors

/s/ Marcelo Gasparino da Silva
Marcelo Gasparino da Silva	Member of the Board of Directors

/s/ Márcio Andrade Weber
Márcio Andrade Weber	Member of the Board of Directors

/s/ Murilo Marroquim de Souza
Murilo Marroquim de Souza	Member of the Board of Directors

/s/ Rodrigo de Mesquita Pereira
Rodrigo de Mesquita Pereira	Member of the Board of Directors

/s/ Rosangela Buzanelli Torres
Rosangela Buzanelli Torres	Member of the Board of Directors

/s/ Ruy Flaks Schneider
Ruy Flaks Schneider	Member of the Board of Directors

/s/ Sonia Julia Sulzbeck Villalobos
Sonia Julia Sulzbeck Villalobos	Member of the Board of Directors

Form F-3 approved in Petrobras' Board of Executive Officers Meeting N° 5.848, item 2, schedule 486, held on November 11, 2021, and Board of Directors' meeting N° 1.673, item 5, schedule 132, held on November 24, 2021.

Signature of Authorized Representative of Petróleo Brasileiro S.A.—Petrobras

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Petróleo Brasileiro S.A.— Petrobras, has signed this registration statement in the City of New York, State of New York, on December 21, 2021.

Signature	Title

/s/ Donald Puglisi
Puglisi & Associates	Authorized Representative in the United States

SIGNATURES OF PETROBRAS GLOBAL FINANCE B.V.

Pursuant to the requirements of the Securities Act of 1933, Petrobras Global Finance B.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, Brazil, on December 21, 2021.

PETROBRAS GLOBAL FINANCE B.V.

By:	/s/ Guilherme Rajimé Takhashi Saraiva
Name:	Guilherme Rajimé Takhashi Saraiva
Title:	Managing Director A

By:	/s/ João Lossio Pereiras dos Reis
Name:	João Lossio Pereiras dos Reis
Title:	Managing Director B

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andre Luis Campos Silva, Daniel Pereira de Albuquerque Ennes, Guilherme Rajime Takahashi Saraiva, Jose Roberto Esposito and Lucas Tavares de Mello his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, acting individually, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities as indicated below on December 21, 2021, in respect of Petrobras Global Finance B.V.

Signature	Title

/s/ Guilherme Rajimé Takahashi Saraiva
Guilherme Rajimé Takahashi Saraiva	Managing Director A

/s/ João Lossio Pereiras dos Reis
João Lossio Pereiras dos Reis	Managing Director B

Signature of Authorized Representative of Petrobras Global Finance B.V.

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative of Petrobras Global Finance B.V., has signed this registration statement in the City of New York, State of New York, on December 21, 2021.

Signature	Title

/s/ Donald Puglisi
Puglisi & Associates	Authorized Representative in the United States